As filed with the Securities and Exchange Commission on August 25, 2023
Registration No. 333-266050

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 to
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Evaxion Biotech A/S
(Exact name of registrant as specified in its charter)

The Kingdom of Denmark	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Dr. Neergaards Vej 5F
2970 Hørsholm
Denmark
Telephone: +45 53 53 18 50
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jesper Nyegaard Nissen
Interim Chief Financial Officer
Evaxion Biotech A/S
Dr. Neergaards Vej 5F
2970 Hørsholm
Denmark
Telephone: +45 53 53 18 50
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Dwight A. Kinsey Michael D. Baird Rina R. Patel Duane Morris LLP 230 Park Avenue Suite 1130 New York, NY 10169 Telephone: (212) 818-9200	Lars Lüthjohan Mazanti-Andersen AdvokatPartnerselskab Amaliegade 10 DK-1256 Copenhagen K Denmark Telephone: +45 3314 3536

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☒	Smaller Reporting Company	☐
		Emerging Growth Company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

†
The term “new or revised accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE
Evaxion Biotech A/S filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form F-1 (Registration No. 333-266050) (the “Form F-1”), which was declared effective by the SEC on August 26, 2022.
This Post-Effective Amendment No. 1 is being filed by the Company (i) to incorporate by reference into the Form F-1 the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on April 28, 2023, (ii) to incorporate by reference into the Form F-1 the Registrant’s Report on Form 6-K related to the Registrant’s Unaudited Condensed Consolidated Interim Financial Statement for the six month period ended June 30, 2023 filed with the SEC on August 17, 2023 and (iii) to include certain other information in the Form F-1. This Post-Effective Amendment contains an updated prospectus relating to the offer and sale of the Registrant’s ordinary shares, DKK 1 nominal value per share, represented by American Depositary Shares, or ADSs, described therein.
All filing fees payable in connection with the registration of the securities registered by the Form F-1 were paid by the Registrant at the time of the initial filing of the Form F-1.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
PRELIMINARY PROSPECTUS
(Subject to Completion, Dated August 25, 2023)
Evaxion Biotech A/S
4,649,250 Ordinary Shares
Represented By American Depositary Shares
This prospectus relates to the offer and sale by Lincoln Park Capital Fund, LLC, which we refer to herein as Lincoln Park or the selling shareholder, of up to 4,649,250 of our ordinary shares, DKK 1 nominal value per share, represented by American Depositary Shares, or ADSs, which remain unsold from the 4,649,250 ordinary shares represented by ADSs originally registered on the registration statement of which this prospectus forms a part. Each ADS represents one (1) ordinary share that we may issue and sell to Lincoln Park from time to time under the terms of a Purchase Agreement we entered into with Lincoln Park on June 7, 2022, or the Purchase Agreement.
We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the ADSs by Lincoln Park. However, we may receive up to $40,000,000 in aggregate gross proceeds under the Purchase Agreement from any sales of our ordinary shares represented by the ADSs that we make to Lincoln Park pursuant to the Purchase Agreement after the date the registration statement of which this prospectus forms a part is declared effective by the Securities and Exchange Commission, or the SEC, and the other conditions in the Purchase Agreement related thereto are satisfied. On June 9, 2022, we issued 428,572 ordinary shares represented by the ADSs to Lincoln Park as consideration for its irrevocable commitment to purchase our ordinary shares represented by the ADSs under the Purchase Agreement. See the sections herein entitled “The Lincoln Park Transaction” for a description of the Purchase Agreement and “Selling Shareholder” for additional information regarding Lincoln Park.
Lincoln Park may sell or otherwise dispose of the ADSs described in this prospectus in a number of different ways and at varying prices. See the section herein entitled “Plan of Distribution” for more information about how Lincoln Park may sell or otherwise dispose of the ADSs being registered pursuant to this prospectus. Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act.
The purchase price for the ordinary shares represented by ADSs we may sell to Lincoln Park will be based upon formulas set forth in the Purchase Agreement based on the then current market price of the ADSs and will depend on the type of purchase notice we submit to Lincoln Park from time to time. We will pay the expenses incurred in registering under the Securities Act the offer and sale of the ADSs by Lincoln Park to which this prospectus relates. Lincoln Park will pay or assume discounts, commissions and fees of underwriters, selling brokers or dealer managers, if any, incurred in connection with the sale of ADSs representing our ordinary shares under this prospectus. See the section herein entitled “Plan of Distribution.”
ADSs representing our ordinary shares are listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “EVAX.” On August 15, 2023, the closing sale price of the ADSs as reported on Nasdaq was $1.01 per ADS.
Investing in ADSs involves a high degree of risk. See the information contained under the section entitled “Risk Factors” beginning on page 8 of this prospectus and in similar sections of the documents incorporated by reference herein.
Neither the Securities and Exchange Commission, nor any state securities commission, nor the Danish Financial Supervisory Authority, nor any other foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is            , 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-1 that we filed with the Securities and Exchange Commission, or SEC, and that includes exhibits that provide more detail of the matters discussed in this prospectus. You should rely only on the information contained in, or incorporated by reference into, this prospectus (as supplemented and amended), along with the information contained in any free writing prospectuses we or Lincoln Park have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different information. We and Lincoln Park take no responsibility for, and can provide no assurances as to the reliability of any information that others may give you. The information contained in this prospectus (and in any supplement or amendment to this prospectus) or any related free writing prospectus, and the documents incorporated by reference herein and therein, are accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus in making your investment decision. You should read this prospectus, as well as the documents incorporated by reference herein, the additional information described under the section titled “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus and any free writing prospectus that we may authorize for use in connection with this offering, before investing in the ADSs.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All such summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.” We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part, and any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Sales of the ADSs will only be conducted through The Nasdaq Stock Market or any other existing U.S. trading market for the ADSs. No sales of the ADSs will be conducted through Euronext. The distribution of this prospectus and the offering of the ADSs in certain jurisdictions may be restricted by law. Neither we nor Lincoln Park are offering to sell or seeking offers to purchase the ADSs in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ADSs and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
No offering prospectus has been approved by Danish or any other European Economic Area, or EEA, regulators. In relation to each Member State of the EEA and the United Kingdom, each referred to herein as a Relevant State, no ordinary shares or ADSs have been offered or will be offered pursuant to the Purchase Agreement to the public in that Relevant State prior to the publication of a prospectus in relation to the shares or ADSs which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the ordinary shares or ADSs in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares or ADSs to be offered so as to enable an investor to decide to purchase or subscribe for any shares or ADSs, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus (as supplemented and amended) are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus (as supplemented and amended) may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend to use or display other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by any other companies.
This prospectus and the documents incorporated by reference herein also contain estimates, projections and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.
Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “the Company,” “we,” “us,” “our” and similar references refer to Evaxion Biotech A/S, and its wholly owned subsidiaries on a consolidated basis.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that reflect our current expectations and views of future events. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Information on the Company,” “Risk Factors” and “Operating and Financial Review and Prospects” incorporated by reference from our most recent Annual Report on Form 20-F, as well as any amendments thereto, filed with the SEC, or our Annual Report. Forward-looking statements are based on the current beliefs and assumptions of our management and on information currently available to such management. While our management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments will be as anticipated. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the section “Item 3. Key Information — D. Risk Factors” in our most recent Annual Report. Known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors” in this prospectus, any applicable prospectus supplement and in any related free writing prospectuses and under similar headings in documents that are incorporated by reference into this prospectus, including our most recent Annual Report and reports on Form 6-K as updated by our subsequent filings, may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.
You can identify some of these forward-looking statements by words or phrases, such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:
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the initiation, timing, progress, results, and cost of our research and development programs and our current and future pre-clinical studies and clinical trials, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available and our research and development programs;

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the timing of and our ability to obtain and maintain regulatory approval for our product candidates;

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our ability to identify research opportunities and discover and develop investigational medicines;

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the ability and willingness of our third-party collaborators to continue research and development activities relating to our development candidates and investigational medicines;

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our expectations regarding the size of the patient populations for our product candidates, if approved for commercial use;

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our estimates of our expenses, ongoing losses, future revenue and capital requirements and our needs for or ability to obtain additional financing;

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our ability to identify, recruit and retain key personnel;

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our and our collaborators’ ability to protect and enforce our intellectual property protection for our proprietary and collaborative product candidates, and the scope of such protection;

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the development of and projections relating to our competitors or our industry;

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our or our partners’ ability to commercialize our product candidates, if approved;

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the pricing and reimbursement of our investigational medicines, if approved;

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the rate and degree of market acceptance of our investigational medicines;

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the amount of and our ability to use our net operating losses, or NOLs, and research and development credits to offset future taxable income;

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our ability to manage our development and expansion;

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regulatory developments in the United States, Europe, Australia and other foreign countries;

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adverse effects on our business condition and results of operation from the global COVID-19 pandemic, including the pace of global economic recovery from the pandemic;

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our ability to manufacture our product candidates with advantages in turnaround times or manufacturing cost;

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our ability to implement, maintain and improve effective internal controls;

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our expectations regarding the time during which we will be an emerging growth company under the JOBS Act and a foreign private issuer;

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adverse effects on our business condition and results of operation from general economic and market conditions and overall fluctuations in the United States and international equity markets, including deteriorating market conditions due to investor concerns regarding inflation and hostilities between Russia and Ukraine;

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transactions involving the issuance of additional ordinary shares and ADSs as well as transactions relating to our convertible notes, if any, including the conversion thereof into ordinary shares or ADSs, may dilute the ownership interests of holders of our ordinary shares or ADSs and may adversely impact the value of such securities; and

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other risk factors discussed under “Item 3. Key Information — D. Risk Factors” of our most recent Annual Report.

Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations, cash flows or financial condition. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

v

PROSPECTUS SUMMARY
The following summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all the information that may be important to purchasers of our securities. Prospective purchasers of our securities should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus we or Lincoln Park as the selling shareholder, have authorized for use in connection with a specific offering, including the risks of investing in our securities discussed under the heading “Risk Factors” contained herein or in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Prospective purchasers of our securities should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
Evaxion Biotech A/S
Overview
We are a clinical-stage biotech company that aspires to lead the exploration of artificial intelligence, or AI, to develop immunotherapies with improved efficacy when compared to currently marketed products for patients with unmet medical needs. We were founded in 2008 as an AI company and over the years have developed into an AI-biotechnology company with a robust clinical pipeline of personalized cancer immunotherapies and a broad pre-clinical pipeline of vaccines for various infectious diseases. Our pipeline programs are derived from our proprietary AI platforms, PIONEER™, EDEN™, RAVEN™ and ObsERV™, and we are utilizing these unique AI platforms to build a strong drug development pipeline. Drug development is a long and costly process with high attrition rates. We believe our unique AI-platforms, trained to translate vast amounts of data to identify novel disease targets for the development of unique immunotherapies, have the potential to significantly reduce drug development timelines, costs and attrition.
We aim to capture the value from the predictive power of our proprietary AI platforms and their ability to identify novel targets for drug development by building a solid pipeline of AI-powered immunotherapies within the areas of immuno-oncology and infectious diseases, both attractive markets with high unmet medical needs. The associated business model is to partner our immunotherapies after pre-clinical or clinical proof of concept, or PoC, with large biopharmaceutical and pharmaceutical companies to conduct clinical trials, regulatory and marketing approval and commercialization of our product candidates.
We are currently in the clinic with our first two product candidates, EVX-01 and EVX-02, for the treatment of various cancers. Our third cancer immunotherapy, EVX-03, for the treatment of various cancers including non-small-cell-lung-cancer, or NSCLC, is in pre-clinical development and we expect it to enter clinical Phase 1 in the second half of 2023, depending on our ability to raise additional financing. In addition, we are currently developing two pre-clinical bacterial vaccine product candidates, EVX-B1 and EVX-B2, targeting Staphylococcus aureus, or S. aureus, and Neisseria gonorrhoeae, or N. gonorrhoeae infections, respectively, and one viral vaccine product candidate, EVX-V1, targeting cytomegalovirus, or CMV.
Recent Developments
On July 28, 2023, we and Bo Karmark agreed that Mr. Karmark would step down from his position as Chief Financial Officer so he could pursue other business opportunities. In his place, we have appointed Jesper Nyegaard Nissen as Interim Chief Financial Officer, to be effective immediately. Mr. Nissen is currently our Chief Operating Officer. Mr. Nissen also has more than 25 years of experience in the pharmaceutical industry across finance, investments as well as research and development.
On July 31, 2023, we entered into an agreement with Global Growth Holding Limited, or GGH, for the issuance of, and subscription to, convertible notes, or the Notes, convertible into new ordinary shares, nominal value DKK 1, or the ordinary shares, or the GGH Agreement, with each ordinary share represented by one (1) American Depositary Share, or the ADSs. Pursuant to the GGH Agreement, we may elect to sell to GGH up to $20,000,000 in such Notes, subject to certain limitations and conditions set forth in therein. The Notes are subject to conversion into new ordinary shares at any time upon submission of a request for conversion by GGH.

Pursuant to the GGH Agreement, on any business day over the 36-month term of the GGH Agreement, we have the right, but not the obligation, at our sole discretion and subject to certain conditions, to direct GGH to purchase tranches of up to $700,000 in aggregate value of Notes, or a Tranche. The Notes carry a zero coupon and will be issued at a subscription price corresponding to their par value. The conversion price of the Notes will be determined as 83.5% of the second lowest closing volume weighted average share price (VWAP) of the ADSs for the eight (8) trading days immediately preceding the issuance of each conversion request by GGH, unless the lowest closing VWAP of the ADSs over the such eight (8) trading days is the most recent trading day in which case the conversion price will be 85% of the lowest closing VWAP of the ADSs over such eight (8) day period.
We are not obligated to sell any Notes pursuant to the GGH Agreement, and will control the timing and amount of any such sales. Except with respect to the first Tranche, GGH shall not be obligated to purchase any Notes if GGH’s total exposure with respect to such Notes exceeds $250,000 outstanding at any point in time. In addition, GGH’s obligation to purchase Notes is subject to the condition that a registration statement registering the resale of the ordinary shares represented by ADSs under the Securities Act of 1933, as amended, or the Securities Act, has been filed with, and declared effective by, the Securities and Exchange Commission, or the SEC, and that a final prospectus relating thereto is filed with the SEC. In addition, if, on the trading date immediately preceding the date of issuance, the conversion of the Notes at the applicable conversion price would result in issuance of ordinary shares that would exceed in the aggregate 19% of the number of ordinary shares issued and outstanding as of the date of the GGH Agreement, or would result in GGH and its affiliates holding 19% or more of our outstanding ordinary shares, then GGH would not have an obligation to purchase such Notes. There is no floor or upper limit on the conversion price for the Notes.
The GGH Agreement contains customary representations, warranties, indemnification rights and other obligations and agreements of us and GGH. Whether or to what extent we sell Notes to GGH under the GGH Agreement will depend on a variety of factors to be determined by us from time to time. Under the terms of the GGH Agreement, as consideration for GGH’s irrevocable commitment to purchase Notes, we are obligated to pay GGH a commitment fee in the amount of 5.5% of the total commitment amount, or $1,100,000. The commitment fee is payable in amounts of $300,000 at the time of the drawdown of the first Tranche, and $160,000 at the time of drawdown for each of the next five Tranches. After the initial drawdown of the first Tranche, if no subsequent draws are made by us under the GGH Agreement because the facility is not available, no additional commitment fee is payable by us. If the commitment fee has not been paid in full, any remaining amount due will be payable by us if we terminate the Agreement or are not utilizing the facility, despite readily available amounts available under the commitment.
Implications of Being an Emerging Growth Company
As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company,” as defined in the U.S. Jumpstart Our Business Startups Act of 2012, or JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.
We may choose to take advantage of some but not all of these provisions, and therefore the information that we provide holders of ordinary shares and ADSs may be different than the information you might receive from other public companies in which you hold equity. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies in the United States. As a public company in Denmark, we are unable to take advantage of the extended transition period.

We may take advantage of these provisions for up to five years from the initial public offering of the ADSs or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company upon the earliest of the following:
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the last day of the first fiscal year in which our annual revenues exceed $1.235 billion;

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the date on which we have issued more than $1 billion in nonconvertible debt securities during the previous three years;

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the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means the first day of the year following the first year in which, as of the last business day of our most recently completed second fiscal quarter, the market value of our common equity held by non-affiliates exceeds $700 million; and

•
the last day of the fiscal year following the fifth anniversary of the closing of our IPO (December 31, 2026).

Implications of Being a Foreign Private Issuer
We are also considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.
Notwithstanding these exemptions, we have filed and will continue to file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.
Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules for public companies in the United States under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Even if we no longer qualify as an emerging growth company, so long as we remain a foreign private issuer, we will continue to be exempt from such compensation disclosures.
We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States.
Corporate History and Information
We were incorporated under the laws of Denmark on August 11, 2008, as a private limited liability company (in Danish: Anpartsselskab, or ApS) and are registered with the Danish Business Authority (in Danish: Erhvervsstyrelsen) in Copenhagen, Denmark under registration number 31762863. On March 29, 2019, our company was converted into a public limited liability company (in Danish: Aktieselskab, or A/S). The ADSs were publicly listed for trading on The Nasdaq Capital Market under the symbol “EVAX” on February 5, 2021. Our principal executive offices are located at Dr. Neergaards Vej 5F, 2970 Hørsholm, Denmark and our telephone number is +45 53 53 18 50. Our website address is www.evaxion-biotech.com. The information on, or that can be accessed through, our website is not part of and is not incorporated by reference into this prospectus. We have included our website address as an inactive textual reference only.

THE OFFERING
ADSs offered by Lincoln Park
Up to 4,649,250 ADSs consisting of:
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428,572 ADSs representing ordinary shares issued to Lincoln Park as a commitment fee for Lincoln Park’s commitment to purchase ordinary shares represented by ADSs under the Purchase Agreement, or the Commitment Shares; and

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Up to 4,220,678 ordinary shares represented by ADSs that we may issue and sell to Lincoln Park from time to time, at our sole discretion over the 36 months following commencement date under the Purchase Agreement, or the Commencement Date.

Selling Shareholder
Lincoln Park Capital Fund, LLC. See “Selling Shareholder.”
Ordinary shares represented by ADSs outstanding prior to this offering
27,651,648 ordinary shares, including ordinary shares represented by ADSs, which includes the 428,572 Commitment Shares.
Ordinary shares represented by ADSs to be outstanding after this offering
31,872,326 ordinary shares represented by ADS. The actual number of ordinary shares represented by ADSs outstanding after this offering will vary depending upon the actual number of ordinary shares we sell to Lincoln Park under the Purchase Agreement.
American Depositary Shares
Each ADS represents one ordinary share. The rights of an ADS holder are provided in the deposit agreement among us, The Bank of New York Mellon, as the ADS depositary, and all holders and beneficial owners of ADSs issued thereunder. We encourage you to read the deposit agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.
Use of Proceeds
We will not receive any proceeds from the sale of the ADSs by Lincoln Park. However, assuming that we sell the full amount of our ordinary shares represented by ADSs that we have the right, but not the obligation, to sell to Lincoln Park under the Purchase Agreement, we may receive up to $40,000,000 aggregate gross proceeds from any such sales. Any proceeds that we receive from such sales will be used primarily for general corporate purposes, which may include, but are not limited to, research and development costs, including the conduct of one or more clinical trials and the development and manufacturing of our product candidates, services or technologies, expansion of our technology infrastructure and capabilities, working capital, capital expenditures and other general corporate purposes. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. See “Use of Proceeds” on page 16 of this prospectus.

Risk Factors
Investing in ADSs involve risks. See “Risk Factors” beginning on page 8 of this prospectus and under similar headings in the documents incorporated by reference herein for a discussion of the factors you should carefully consider before deciding to invest in the ADSs.
ADS Depositary
The Bank of New York Mellon
Custodian
The Bank of New York Mellon (London Branch)
The Nasdaq Capital Market symbol:
“EVAX”
Unless otherwise indicated, all information in this prospectus related to the number of our ordinary shares to be outstanding immediately after this offering is based on 27,640,300 ordinary shares outstanding as of June 30, 2023. Unless otherwise stated, all information contained in this prospectus reflects an assumed public offering price of $1.01, which was the closing sale price of ADSs as reported on Nasdaq on August 15, 2023.
The number of our ordinary shares outstanding as of June 30, 2023 does not include:
•
2,386,932 ordinary shares issuable upon the exercise of warrants outstanding as of June 30, 2023, pursuant to our warrant plans, at a weighted average exercise price of $1.51 per warrant;

•
11,348 ordinary share issued in July 2023 in connection with sales of our ordinary shares represented by ADSs made under our at-the-market, or ATM, program under that certain Capital on Demand™ Sales Agreement with JonesTrading Institutional Services LLC, dated October 3, 2022, or the JonesTrading Sales Agreement and

•
31,141,606 ordinary shares reserved for future issuance under our warrant plans. Includes 412,642 ordinary shares reserved for future issuance to employees, officers, directors, advisors and consultants, 728,964 ordinary shares reserved for future issuance under the EIB Warrants, as described below in the section entitled “Our EIB Warrants”), and 30,000,000 shares reserved for future issuance under warrants the may be issued to future investors, lenders, consultants and/or advisors, if any.

Agreement with Lincoln Park Capital Fund, LLC
This prospectus covers the resale by Lincoln Park of up to 4,649,250 ADSs, with each ADS representing one ordinary share, comprised of: (i) 428,572 ADSs representing the Commitment Shares, and (ii) up to an additional 4,220,678 ADSs representing our ordinary shares that we have reserved for sale to Lincoln Park under the Purchase Agreement from time to time after the Commencement Date if and when we determine to sell additional ordinary shares represented by ADSs to Lincoln Park under the Purchase Agreement. Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, as amended, or the Securities Act.
Other than the 428,572 Commitment Shares that we issued to Lincoln Park, we do not have the right to commence any sales of ordinary shares represented by ADSs to Lincoln Park under the Purchase Agreement until the date, which we refer to as the Commencement Date, that all of the conditions set forth in the Purchase Agreement have been satisfied, including that the SEC has declared effective the registration statement that includes this prospectus registering our ordinary shares represented by ADSs that have been and may be issued and sold to Lincoln Park under the Purchase Agreement. From and after the Commencement Date, we may, from time to time and at our sole discretion for a period of 36-months, on any business day that we select, direct Lincoln Park to purchase in a Regular Purchase up to 50,000 ordinary shares represented by ADSs, which amount may be increased depending on the market price of the ADSs at the time of sale, subject to a maximum commitment of $1,500,000 per Regular Purchase. In addition, at our discretion, Lincoln Park has committed to purchase other “accelerated amounts” and/or “additional accelerated amounts” under certain circumstances. See the section herein entitled “The Lincoln Park Transaction.”
We will control the timing and amount of any sales of our ordinary shares represented by ADSs to Lincoln Park under the Purchase Agreement. The purchase price for the ordinary shares represented by

ADSs we may sell to Lincoln Park will be based upon formulas set forth in the Purchase Agreement based on the then current market price of the ADSs as computed under the Purchase Agreement and will depend on the type of purchase notice we submit to Lincoln Park from time to time. The purchase price per ordinary share represented by ADSs will be equitably adjusted as provided in the Purchase Agreement for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction as set forth in the Purchase Agreement. We may at any time in our sole discretion terminate the Purchase Agreement without fee, penalty or cost upon one business day notice. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement.
As of June 30, 2023, there were 27,640,300 of our ordinary shares outstanding, of which 18,616,220 ordinary shares were held by non-affiliates. Although the Purchase Agreement provides that we may sell up to an aggregate of $40,000,000 of our ordinary shares represented by ADSs to Lincoln Park, only 4,649,250 ADSs representing our ordinary shares are being registered for resale by Lincoln Park under this prospectus, which represents the 428,572 ADSs representing the Commitment Shares and an additional 4,220,678 ordinary shares represented by ADSs that we may issue and sell to Lincoln Park in the future under the Purchase Agreement if and when we decide to do so thereunder. As of the date of this prospectus, the Company had not issued and sold any additional ordinary shares represented by ADSs to Lincoln Park under the Purchase Agreement. Depending on the market prices of the ADSs representing our ordinary shares at the time we elect to issue and sell ordinary shares represented by the ADSs to Lincoln Park under the Purchase Agreement, we may need to register for resale under the Securities Act additional ordinary shares represented by ADSs in order to receive aggregate gross proceeds equal to the $40,000,000 total commitment available to us under the Purchase Agreement.
If all of the 4,220,678 ordinary shares represented by ADSs that may be sold to Lincoln Park in the future under the Purchase Agreement being registered for resale hereunder were issued and outstanding as of the date of this prospectus such ordinary shares, taken together with the 428,572 Commitment Shares issued and outstanding as of the date of this prospectus, would represent approximately 16.8% of the total number of ordinary shares outstanding and approximately 24.5% of the total number of outstanding ordinary shares held by non-affiliates, in each case as of June 30, 2023.
If we elect to issue and sell to Lincoln Park under the Purchase Agreement more than the additional 4,220,678 ordinary shares represented by the ADSs being registered for resale by Lincoln Park under this prospectus, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional ordinary shares, which could cause additional substantial dilution to our shareholders. The number of ADSs representing our ordinary shares ultimately offered for resale by Lincoln Park is dependent upon the number of ordinary shares represented by ADSs, if any, that we decide to sell to Lincoln Park under the Purchase Agreement.
Under applicable rules of The Nasdaq Stock Market, in no event may we issue or sell to Lincoln Park under the Purchase Agreement ordinary shares represented by ADSs in excess of 4,649,250 ordinary shares (including the Commitment Shares), which represents 19.99% of our ordinary shares outstanding (based on 23,257,880 ordinary shares outstanding on June 7, 2022, the effective date of the Purchase Agreement) immediately prior to the execution of the Purchase Agreement, which such limitation we refer to herein as the Exchange Cap, unless (i) we obtain shareholder approval to issue ordinary shares represented by ADSs in excess of the Exchange Cap or (ii) the average price of all applicable sales of our ordinary shares represented by ADSs to Lincoln Park under the Purchase Agreement equals or exceeds $1.75 per share (which represents the lower of (A) the official closing sale price of the ADSs representing our ordinary shares as reported on Nasdaq on the trading day immediately preceding the date of the Purchase Agreement and (B) the average official closing sale price of the ADSs representing our ordinary shares as reported on Nasdaq for the five consecutive trading days ending on the trading day immediately preceding the date of the Purchase Agreement), plus an incremental amount to take into account the issuance of the Commitment Shares to Lincoln Park, so that such issuances and sales would be exempt from the Exchange Cap limitation under applicable rules of the Nasdaq Stock Market. In any event, the Purchase Agreement specifically provides that we may not issue or sell any ordinary shares represented by ADSs under the Purchase Agreement if such issuance or sale would breach any applicable rules or regulations of the Nasdaq Stock Market. In addition, the Purchase Agreement prohibits us from directing Lincoln Park to purchase any ordinary shares represented by ADSs if those ordinary shares, when aggregated with all other ordinary shares, including any ordinary shares represented by ADSs, then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park having beneficial ownership of our ordinary shares, as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder, in excess of 9.99% of the then issued and outstanding ADSs at any time, which such limitation we refer to herein as the “Beneficial Ownership Cap.” Other than as described above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of the ADSs to Lincoln Park.
The sale of our ordinary shares represented by the ADSs to Lincoln Park under the Purchase Agreement will not affect the rights or privileges of our existing shareholders, except that the economic and voting interests of each of our existing shareholders will be diluted as a result of any such issuance. Although the number of our ordinary shares (including ordinary shares represented by the ADSs) that our existing shareholders own will not decrease, the shares of our ordinary shares (including ordinary shares represented by the ADSs) owned by our existing shareholders will represent a smaller percentage of our total outstanding ordinary shares (including ordinary shares represented by the ADSs) after any such issuance of ordinary shares represented by ADSs to Lincoln Park under the Purchase Agreement. See the sections herein entitled “The Lincoln Park Transaction” for a more detailed description of the Purchase Agreement and the “Selling Shareholder” for additional information regarding Lincoln Park.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in our Annual Report on Form 20-F for the year ended December 31, 2022, or our Annual Report, and reports on Form 6-K as updated by our subsequent SEC filings, each of which are incorporated by reference in this prospectus, and all of the other information in this prospectus, including our financial statements and related notes incorporated by reference herein. If any of these risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of ADSs could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we currently believe to be immaterial may also materially harm our business, financial condition, results of operations and prospects and could result in a complete loss of your investment.
Risks Related to This Offering and Our Securities
The sale or issuance of the ordinary shares represented by ADSs to Lincoln Park may cause dilution and the sale of the ADSs by Lincoln Park that it acquires pursuant to the Purchase Agreement, or the perception that such sales may occur, could cause the price of the ADSs to decrease.
On June 7, 2022, we entered into the Purchase Agreement with Lincoln Park, pursuant to which Lincoln Park has committed to purchase up to $40,000,000 of our ordinary shares represented by ADSs. As a commitment fee for Lincoln Park’s commitment to purchase ADSs under the Purchase Agreement, on June 9, 2022, we issued 428,572 Commitment Shares to Lincoln Park. The ordinary shares represented by ADSs that may be issued under the Purchase Agreement may be sold by us to Lincoln Park at our sole discretion from time to time over a 36-month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement. The purchase price for the ordinary shares represented by ADSs that we may sell to Lincoln Park under the Purchase Agreement will fluctuate based on the market prices of the ADSs. Depending on market liquidity at the time, sales of such ADSs by Lincoln Park may cause the market price of the ADSs to decrease. We generally have the right to control the timing and amount of any future sales of the ADSs to Lincoln Park. Additional sales of the ordinary shares represented by ADSs, if any, to Lincoln Park will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of the additional ordinary shares represented by ADSs that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell ordinary shares represented by ADSs to Lincoln Park, after Lincoln Park has acquired the ADSs representing such ordinary shares, Lincoln Park may resell all, some or none of those ADSs at any time or from time to time in its discretion. Therefore, sales to Lincoln Park of ordinary shares represented by ADSs by us could result in substantial dilution to the interests of other holders of the ADSs. Additionally, the sale of a substantial number of ADSs by Lincoln Park, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.
It is not possible to predict the actual number of ordinary shares represented by ADSs we will sell to Lincoln Park under the Purchase Agreement, or the actual gross proceeds resulting from those sales.
Under the terms of the Purchase Agreement, Lincoln Park has committed to purchase up to $40,000,000 of our ordinary shares represented by ADSs, subject to certain limitations and conditions set forth in the Purchase Agreement. The ordinary shares represented by ADSs that may be issued under the Purchase Agreement may be sold by us to Lincoln Park at our discretion from time to time over an approximately 36-month period commencing on the Commencement Date.
We generally have the right to control the timing and amount of any sales of our ordinary shares represented by ADSs to Lincoln Park under the Purchase Agreement. Sales of our ordinary shares represented by ADSs, if any, to Lincoln Park under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of our ordinary shares represented by ADSs that may be available for us to sell to Lincoln Park pursuant to the Purchase Agreement.

Because the purchase price per share to be paid by Lincoln Park for the ordinary shares represented by ADSs that we may elect to sell to Lincoln Park under the Purchase Agreement, if any, will fluctuate based on the market prices of the ADSs at the time we elect to sell any ordinary shares represented by ADSs to Lincoln Park pursuant to the Purchase Agreement, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of ordinary shares represented by ADSs that we will sell to Lincoln Park under the Purchase Agreement, the purchase price per share that Lincoln Park will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by Lincoln Park under the Purchase Agreement.
Moreover, although the Purchase Agreement provides that we may sell up to an aggregate of $40,000,000 of ordinary shares represented by ADSs to Lincoln Park, only 4,649,250 ADSs are being registered for resale under the registration statement that includes this prospectus, consisting of (i) the 428,572 Commitment Shares represented by ADSs that we previously issued to Lincoln Park upon execution of the Purchase Agreement and (ii) up to 4,220,678 ordinary shares represented by ADSs that we may elect to sell to Lincoln Park, in our sole discretion, from time to time from and after the Commencement Date under the Purchase Agreement.
Accordingly, of the 4,649,250 ordinary shares represented by ADSs only 4,220,678 of such shares represent ordinary shares represented by ADSs that we may issue and sell to Lincoln Park for cash consideration in purchases under the Purchase Agreement from time to time, at our sole discretion, during the 36-month period commencing on the Commencement Date. If after the Commencement Date we elect to sell to Lincoln Park all of the 4,220,678 ordinary shares represented by ADSs being registered for resale under this prospectus that are available for sale by us to Lincoln Park under the Purchase Agreement, depending on the market prices of the ADSs at the time of such sales, the actual gross proceeds from the sale of all such shares may be substantially less than the $40,000,000 total purchase commitment available to us under the Purchase Agreement, which could materially adversely affect our liquidity.
If it becomes necessary for us to issue and sell to Lincoln Park under the Purchase Agreement more than the 4,649,250 ordinary shares represented by ADSs being registered for resale under the registration statement that includes this prospectus in order to receive aggregate gross proceeds equal to the $40,000,000 total purchase commitment available to us under the Purchase Agreement, we must first file with the SEC one or more additional registration statements to register under the Securities Act the resale by Lincoln Park of any such additional ADSs representing our ordinary shares we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional ordinary shares represented by ADSs to Lincoln Park under the Purchase Agreement. Any issuance and sale by us under the Purchase Agreement of a substantial amount of ordinary shares represented by ADSs in addition to the 4,649,250 ADSs representing our ordinary shares being registered for resale by Lincoln Park under this prospectus could cause additional substantial dilution to our shareholders. The number of our ordinary shares represented by ADSs ultimately offered for resale by Lincoln Park under is dependent upon the number of ordinary shares represented by ADSs that we ultimately sell to Lincoln Park under the Purchase Agreement.
Investors who buy ADSs at different times will likely pay different prices.
Pursuant to the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of our ordinary shares represented by ADSs sold to Lincoln Park. If and when we do elect to sell ordinary shares represented by ADSs to Lincoln Park pursuant to the Purchase Agreement, after Lincoln Park has acquired ADSs represented by such ordinary shares, Lincoln Park may resell all, some or none of such ADSs at any time or from time to time in its discretion and at different prices. As a result, investors who purchase ADSs from Lincoln Park in this offering at different times will likely pay different prices for those ADSs, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the ADSs they purchase from Lincoln Park in this offering as a result of future sales of our ordinary shares represented by ADSs made by us to Lincoln Park at prices lower than the prices such investors paid for their ADSs in this offering.

We may not have access to the full amount available under the Purchase Agreement with Lincoln Park. We may require additional financing to sustain our operations, without which we may not be able to continue operations, and the terms of subsequent financings may adversely impact our shareholders.
We may direct Lincoln Park to purchase up to $40,000,000 worth of our ordinary shares represented by ADSs from time to time under the Purchase Agreement over a 36-month period generally in amounts up to 50,000 our ordinary shares represented by ADSs pursuant to a Regular Purchase, which may be increased to up to 70,000 shares depending on the market price of the ADSs at the time of sale, provided that Lincoln Park’s committed obligation under such single Regular Purchase shall not exceed $1,500,000.
Depending on the prevailing market price of the ADSs, we may not be able to sell ordinary shares represented by ADSs to Lincoln Park for the maximum $40,000,000 over the term of the Purchase Agreement. We will need to seek stockholder approval before issuing more than 4,649,250 ordinary shares represented by ADSs (including the Commitment Shares), unless the average price of all applicable sales of our ordinary shares represented by ADSs to Lincoln Park under the Purchase Agreement equals or exceeds $1.75 per share (which represents the lower of (A) the official closing price of the ADSs on Nasdaq on the trading day immediately preceding the date of the Purchase Agreement and (B) the average official closing price of the ADSs on Nasdaq for the five consecutive trading days ending on the trading day immediately preceding the date of the Purchase Agreement, plus an incremental amount to take into account the issuance of the Commitment Shares to Lincoln Park), so that such issuances and sales would be exempt from the Exchange Cap limitation under applicable Nasdaq rules. We are not required or permitted to issue any ordinary shares represented by ADSs under the Purchase Agreement if such issuance would breach our obligations under the rules or regulations of Nasdaq. In addition, Lincoln Park will not be required to purchase any shares if such sale would result in Lincoln Park’s beneficial ownership exceeding the Beneficial Ownership Cap. Our inability to access a portion or the full amount available under the Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business.
The extent to which we rely on Lincoln Park as a source of funding will depend on a number of factors including the prevailing market price of the ADSs and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from Lincoln Park were to prove unavailable or prohibitively dilutive, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we sell all $40,000,000 of our ordinary shares represented by ADSs under the Purchase Agreement to Lincoln Park, we may still need additional capital to finance our future product development plans and working capital needs, and we may have to raise funds through the issuance of equity or debt securities. Assuming a purchase price of $1.01 per share (which represents the closing sale price of the ADSs as reported on Nasdaq on August 15, 2023), the purchase by Lincoln Park of all of the additional 4,220,678 of our ordinary shares represented by ADSs being registered hereunder would result in gross proceeds to us of only $4,262,884. Moreover, based on such assumed purchase price and applying the Beneficial Ownership Cap of 2,761,265 ordinary shares (based on 9.99% of 27,640,300 ordinary shares represented by ADSs outstanding as of June 30, 2023), the sale of such number of ordinary shares represented by ADSs to Lincoln Park under the Purchase Agreement would result in gross proceeds of only $2,788,877.
Depending on the type and the terms of any financing we pursue, shareholders’ rights and the value of their investment in ADSs representing our ordinary shares could be reduced. A financing could involve one or more types of securities including ordinary shares, convertible debt or warrants to acquire ordinary shares. These securities could be issued at or below the then prevailing market price for ADSs representing our ordinary shares. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of shareholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results. If the issuance of new securities results in diminished rights to holders of our ordinary shares represented by ADSs, the market price of the ADSs could be negatively impacted.
Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

Raising additional capital may cause further dilution to our existing shareholders, restrict our operations or cause us to relinquish valuable rights.
We may seek additional capital through a combination of public and private equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity, convertible debt securities or other equity-based derivative securities, your ownership interest will be further diluted, and the terms may include liquidation or other preferences that adversely affect your rights as holder of ADSs. Any indebtedness we incur would result in increased fixed payment obligations and could involve restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. Any debt or additional equity financing that we raise may contain terms that are not favorable to us or our shareholders.
Furthermore, the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of the ADSs to decline and existing shareholders may not agree with our financing plans or the terms of such financings. If we raise additional funds through strategic partnerships, collaborations, and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our intellectual property, technologies or our product candidates, or grant licenses on terms unfavorable to us.
Subject to market conditions and other factors, we may pursue additional equity financings in the future, including future public offerings or future private placements of equity securities or securities convertible into or exchangeable for equity securities at prices that may be higher or lower than the price per ADS in this offering, which may dilute the interests of any purchasers in this offering. Further, the exercise of outstanding warrants could also result in dilution to investors and any additional shares of our securities issued in connection with acquisitions will result in dilution to investors. In addition, the market price of the ADSs could fall as a result of resales of any of these ADSs due to an increased number of ADSs available for sale in the market.
In addition, we have a significant number of warrants outstanding and we may issue additional warrants in the future. The exercise of any of these outstanding warrants or any additional warrants issued in the future would likely result in further dilution. As a result of the dilution to investors purchasing ADSs in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation. Future issuances of ADSs, our ordinary shares or ordinary share-related securities, together with the exercise of outstanding warrants or any warrants issued in the future, if any, may result in further dilution. For a further description of the dilution that you will experience immediately after this offering, see the section titled “Dilution.”
The price of the ADSs and ordinary shares historically has been volatile, which may affect the price at which you could sell the ADSs or ordinary shares.
The market price of the ADSs representing our ordinary shares has been, and is likely to continue to be, highly volatile. The market price of an investment in ADSs may fall sharply at any time due to this volatility. The market price for ADSs has varied between a high price of $3.52 on September 21, 2022 and a low price of $0.92 on March 28, 2023, in the 12-month period ended on August 15, 2023. The market prices of the ADS representing our ordinary share are likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including the other factors discussed in our filings with the SEC and the “Risk Factors” and under “Item 3.D. — Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2022 or our subsequent periodic reports; variations in our quarterly operating results from our expectations or those of securities analysts or investors; downward revisions in securities analysts’ estimates; and announcement by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds that we receive from this offering, including applications for working capital, possible acquisitions and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. These investments may not yield a favorable return to our investors.
Sales of a substantial number of ADSs in the public market could cause our share price to fall.
Sales of a substantial number of ADSs by Lincoln Park pursuant to this offering in the public market or the perception that these sales might occur could depress the market price of ADSs and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of ADSs. In addition, the sale of substantial amounts of ADSs could adversely impact its market price. The sale or the availability for sale of a large number of ADSs in the public market could cause the market price of ADSs to decline.
The market price of ADSs may be adversely affected by market conditions affecting the stock markets in general, including price and trading fluctuations on The Nasdaq Capital Market.
Market conditions may result in volatility in the level of, and fluctuations in, market prices of stocks generally and, in turn, ADSs and sales of substantial amounts of ADSs in the market, in each case being unrelated or disproportionate to changes in our operating performance. Concerns over global stability and economic conditions in the U.S. and abroad have contributed to the extreme volatility of the markets, which may have an effect on the market price of ADSs.
The market price of ADSs may be adversely affected by market conditions affecting the stock markets in general, including price and trading fluctuations on The Nasdaq Capital Market.
Market conditions may result in volatility in the level of, and fluctuations in, market prices of stocks generally and, in turn, ADSs and sales of substantial amounts of ADSs in the market, in each case being unrelated or disproportionate to changes in our operating performance. Concerns over global stability and economic conditions in the U.S. and abroad have contributed to the extreme volatility of the markets, which may have an effect on the market price of ADSs.
Holders of ADSs are not treated as holders of our ordinary shares.
By participating in this offering you will become a holder of ADSs with underlying ordinary shares in a company incorporated under Danish law. Holders of ADSs are not treated as holders of our ordinary shares, unless they withdraw the ordinary shares underlying their ADSs in accordance with the deposit agreement and applicable laws and regulations. The depositary is the holder of the ordinary shares underlying the ADSs. Holders of ADSs therefore do not have any rights as holders of our ordinary shares, other than the rights that they have pursuant to the deposit agreement.
You may not have the same voting rights as the holders of our ordinary shares and may not receive voting materials in time to be able to exercise your right to vote.
Except as described in this prospectus and the deposit agreement covering the ADSs, holders of the ADSs will not be able to exercise voting rights attaching to the ordinary shares represented by the ADSs. Under the terms of the deposit agreement, holders of the ADSs may instruct the depositary to vote the ordinary shares underlying their ADSs. Otherwise, holders of ADSs will not be able to exercise their right to vote unless they withdraw the ordinary shares underlying their ADSs to vote them in person or by proxy in accordance with applicable laws and regulations and our Articles of Association. Even so, ADS holders may not know about a meeting far enough in advance to withdraw those ordinary shares. If we ask for the instructions of holders of the ADSs, the depositary, upon timely notice from us, will notify ADS holders of the upcoming vote and arrange to deliver our voting materials to them. Upon our request, the depositary will mail to holders a shareholder meeting notice that contains, among other things, a statement as to the manner in which voting instructions may be given. We cannot guarantee that ADS holders will receive the voting materials in time to ensure that they can instruct the depositary to vote the ordinary shares underlying their ADSs. A shareholder is only entitled to participate in, and vote at, the meeting of shareholders, provided that it holds our ordinary shares as of the record date set for such meeting and otherwise complies with our Articles of Association. In addition, the depositary’s liability to ADS holders for failing to execute voting instructions or for the manner of executing voting instructions is limited by the deposit agreement. As a result, holders of ADSs may not be able to exercise their right to give voting instructions or to vote in person or by proxy and they may not have any recourse against the depositary or us if the ordinary shares underlying their ADSs are not voted as they have requested or if such shares cannot be voted.
Holders of ADSs may be subject to limitations on the transfer of their ADSs and the withdrawal of the underlying ordinary shares.
ADSs are transferable on the books of the depositary. However, the depositary may close its books at any time or from time to time when it deems expedient in connection with the performance of its duties. The depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary think it is advisable to do so because of any requirement of law, government or governmental body, or under any provision of the deposit agreement, or for any other reason, subject to the right of ADS holders to cancel their ADSs and withdraw the underlying ordinary shares. Temporary delays in the cancellation of your ADSs and withdrawal of the underlying ordinary shares may arise because the depositary has closed its transfer books or we have closed our transfer books, the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting or we are paying a dividend on our ordinary shares. In addition, ADS holders may not be able to cancel their ADSs and withdraw the underlying ordinary shares when they owe money for fees, taxes and similar charges and when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.
We are entitled to amend the deposit agreement and to change the rights of ADS holders under the terms of such agreement, or to terminate the deposit agreement, without the prior consent of the ADS holders.
We are entitled to amend the deposit agreement and to change the rights of the ADS holders under the terms of such agreement, without the prior consent of the ADS holders. We and the depositary may agree to amend the deposit agreement in any way we decide is necessary or advantageous to us or to the depositary. Amendments may reflect, among other things, operational changes in the ADS program, legal developments affecting ADSs or changes in the terms of our business relationship with the depositary. In the event that the terms of an amendment are materially disadvantageous to ADS holders, ADS holders will only receive 30 days’ advance notice of the amendment, and no prior consent of the ADS holders is required under the deposit agreement. Furthermore, we may decide to direct the depositary to terminate the ADS facility at any time for any reason. For example, terminations may occur when we decide to list our ordinary shares on a non-U.S. securities exchange and determine not to continue to sponsor an ADS facility or when we become the subject of a takeover or a going-private transaction. If the ADS facility will terminate, ADS holders will receive at least 30 days’ prior notice, but no prior consent is required from them. Under the circumstances that we decide to make an amendment to the deposit agreement that is disadvantageous to ADS holders or terminate the deposit agreement, the ADS holders may choose to sell their ADSs or surrender their ADSs and become direct holders of the underlying ordinary shares, but will have no right to any compensation whatsoever.
Holders of ADSs may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could result in less favorable outcomes to the plaintiff(s) in any such action.
The deposit agreement governing the ADSs representing our ordinary shares provides that, to the fullest extent permitted by law, holders and beneficial owners of ADSs irrevocably waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to the ADSs or the deposit agreement.
If this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the deposit agreement with a jury trial. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of New York, which govern the deposit agreement, by a federal or state court in the City of New York, which has non-exclusive jurisdiction over matters arising under the deposit agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the deposit agreement and the ADSs. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the deposit agreement.
If you or any other holders or beneficial owners of ADSs bring a claim against us or the depositary in connection with matters arising under the deposit agreement or the ADSs, including claims under federal securities laws, you or such other holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us and/or the depositary. If a lawsuit is brought against us and/or the depositary under the deposit agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in any such action, depending on, among other things, the nature of the claims, the judge or justice hearing such claims, and the venue of the hearing.
No condition, stipulation or provision of the deposit agreement or ADSs serves as a waiver by any holder or beneficial owner of ADSs or by us or the depositary of compliance with any substantive provision of the U.S. federal securities laws and the rules and regulations promulgated thereunder.
Conversion of the Notes may dilute the ownership interest of existing shareholders and any subsequent sales in the public market of ADSs issuable upon such conversion of the Notes may adversely affect the market price of our ADSs.
On July 31, 2023, we entered into the GGH Agreement with GGH for the issuance of, and subscription to, notes convertible into new ordinary shares, or the Convertible Notes, with each ordinary share represented by one ADS. Pursuant to the GGH Agreement, we may elect to sell to GGH up to $20,000,000 in such Convertible Notes, subject to certain limitations and conditions set forth therein the Agreement. The Convertible Notes are subject to conversion into new ordinary shares represented by ADSs at any time upon submission of a request for conversion by GGH. The conversion price of the Convertible Notes will be determined as 83.5% of the second lowest closing volume weighted average share price (VWAP) of the ADSs for the eight (8) trading days immediately preceding the issuance of each conversion request by GGH, unless the lowest closing VWAP of the ADSs over the such eight (8) trading days is the most recent trading day in which case the conversion price will be 85% of the lowest closing VWAP of the ADSs over such eight (8) day period.
To the extent we issue Convertible Notes to GGH and GGH subsequently decides to convert such Convertible Notes into new ordinary shares represented by ADSs, the conversion of some or all of the Convertible Notes sold to GGH will dilute the ownership interests of existing shareholders. The issuance of additional ADSs representing ordinary shares upon conversion of the Convertible Notes and any sales in the public market of such ADSs could have one or more of the following effects:
•
our existing shareholders’ proportionate ownership will decrease;

•
the amount of cash available per share, including for payment of dividends in the future, may decrease; and

•
the relative voting strength of each previously outstanding ordinary share may be diminished.

In addition, the sale or the availability for sale of a large number of ADSs in the public market could adversely affect the market price of ADSs. We are unable to predict the effect that such sales may have on the prevailing market price of ADSs.

CAPITALIZATION
The table below sets forth our cash and cash equivalents and our total capitalization as of June 30, 2023:
•
on an actual basis; and

•
on an as adjusted basis to give effect to the sale of an additional 4,220,678 ordinary shares represented by ADSs pursuant to the Purchase Agreement, at an assumed purchase price of $1.01 per ADS, was the closing sale price of our ADSs as reported on Nasdaq on August 15, 2023, before deducting commissions or expenses payable by us.

The “as adjusted” column below is illustrative only. Our as adjusted capitalization will depend on the actual purchase price and actual number of ordinary shares represented by ADSs sold by us to Lincoln Park under the Purchase Agreement. You should read this table in conjunction with our unaudited condensed consolidated interim financial statements and related notes incorporated by reference in this prospectus.
	As of June 30, 2023
(in thousands except share and per share data)	Actual	As Adjusted
Cash and cash equivalents	$7,118	$10,800
Total liabilities	14,219	14,219
Equity
Share capital	4,390	5,006
Other reserves	82,402	85,468
Accumulated deficit	(84,257)	(84,257)
Total equity	2,535	6,217
Total capitalization	$16,754	$20,436
The number of our ordinary shares issued and outstanding on an actual basis is based on 27,640,300 ordinary shares outstanding as of June 30, 2023, and on an as adjusted basis giving effect to our issuance and the sale of an additional 4,220,678 ordinary shares represented by ADSs by us to Lincoln Park under the Purchase Agreement at an assumed price of $1.01 per ordinary share represented by ADSs (the closing sale price of the ADSs as reported on Nasdaq on August 15, 2023), and after deducting estimated discounts and commissions and estimated offering expenses payable by us.
The number of ordinary shares outstanding as of June 30, 2023 excludes:
•
2,386,932 ordinary shares issuable upon the exercise of warrants outstanding as of June 30, 2023, pursuant to our warrant plans, at a weighted average exercise price of $1.51 per warrant;

•
11,348 ordinary share issued in July 2023 in connection with sales of our ordinary shares represented by ADSs made under our ATM, program under the JonesTrading Sales Agreement and

•
31,141,606 ordinary shares reserved for future issuance under our warrant plans. Includes 412,642 ordinary shares reserved for future issuance to employees, officers, directors, advisors and consultants, 728,964 ordinary shares reserved for future issuance under the EIB Warrants (as described below in the section entitled “Our EIB Warrants”), and 30,000,000 shares reserved for future issuance under warrants the may be issued to future investors, lenders, consultants and/or advisors, if any.

USE OF PROCEEDS
This prospectus relates to ADSs represented by our ordinary shares that may be offered and sold from time to time by Lincoln Park. We will receive no proceeds from the sale of ADSs representing by our ordinary shares by Lincoln Park in this offering. We may receive up to $40,000,000 in gross proceeds under the Purchase Agreement from any sales of our ordinary shares represented by ADSs we make to Lincoln Park pursuant to the Purchase Agreement after the Commencement Date. We estimate that the net proceeds to us from the sale of our ordinary shares represented by ADSs to Lincoln Park pursuant to the Purchase Agreement would be up to $39.4 million over an approximately 36-month period, assuming that we sell the full amount of our ordinary shares represented by ADSs that we have the right, but not the obligation, to sell to Lincoln Park under the Purchase Agreement, and after other estimated fees and expenses. See section herein entitled “Plan of Distribution” for more information.
Any proceeds from Lincoln Park that we receive under the Purchase Agreement are expected to be used for working capital and general corporate purposes, which may include, but are not limited to, research and development costs, including the conduct of one or more clinical trials and process development and manufacturing of our product candidates, expansion of our technology infrastructure and capabilities, working capital, capital expenditures and other general corporate purposes. The amounts and timing of these expenditures will depend on a number of factors, such as the timing and progress of our research and development efforts, regulatory actions affecting our product candidates and our business, technological advances and the competitive environment for our product candidates. We may use the proceeds for purposes that are not contemplated at the time of this offering. Pending use of the net proceeds as described above, we expect to invest the net proceeds in short-and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. It is possible that no additional ordinary shares represented by ADSs will be issued under the Purchase Agreement. As we are unable to predict the timing or amount of potential issuances of all of the additional ordinary shares represented by ADSs issuable to Lincoln Park under the Purchase Agreement, we cannot specify with certainty all of the particular uses for the net proceeds that we will have from the sale of such additional shares. Accordingly, our management will have broad discretion in the application of the net proceeds.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our ordinary shares. We do not anticipate paying cash dividends on our equity securities in the foreseeable future and intend to retain all available funds and any future earnings for use in the operation and expansion of our business. If we pay any dividends on our ordinary shares, we will pay those dividends, which shall be payable in respect of the ordinary shares underlying the ADSs, to the depositary, as the registered holder of such ordinary shares, and the depositary then will pay such amounts to the ADS holders in proportion to the ordinary shares underlying the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. See the section herein entitled “Description of American Depositary Shares.” Cash dividends on our ordinary shares, if any, will be paid in USD.

DILUTION
The sale of our ordinary shares represented by ADSs to Lincoln Park pursuant to the Purchase Agreement will have a dilutive impact on our shareholders. In addition, the lower the market price for the ADSs is at the time we exercise our right to sell ordinary shares represented by ADSs to Lincoln Park, the more ordinary shares represented by ADSs we will have to issue to Lincoln Park pursuant to the Purchase Agreement and our existing shareholders would experience greater dilution.
If you invest in ADSs, your ownership interest will be diluted to the extent of the difference between the price per ADS sold by Lincoln Park in this offering and the as adjusted net tangible book value per ordinary share (including ordinary shares represented by ADSs) immediately after this offering. The net tangible book value of our ordinary shares (including ordinary shares represented by ADSs) as of June 30, 2023 was approximately $2.5 million or approximately $0.10 per ordinary share (including ordinary shares represented by ADSs) based upon 27,640,300 ordinary shares (including ordinary shares represented by ADSs) outstanding as of June 30, 2023. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of ordinary shares outstanding as of June 30, 2023.
After giving effect to (i) the issuance of 428,572 ordinary shares represented by ADSs to Lincoln Park as Commitment Shares and (ii) the sale of 4,220,678 ordinary shares represented by ADSs to Lincoln Park pursuant to the Purchase Agreement at an assumed sale price of $1.01 per ADS (which represents the closing sale price of the ADSs as reported on Nasdaq on August 15, 2023), and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2023 would have been approximately $6.2 million, or approximately $0.20 per ordinary share (including ordinary shares represented by ADSs). This represents an immediate increase in as adjusted net tangible book value of $0.10 per ordinary share (including ordinary shares represented by ADSs) to our existing shareholders and an immediate dilution in net tangible book value of $0.08 per ordinary share (including ordinary shares represented by ADSs) to the investors participating in this offering at the assumed sale price.
To the extent that additional ordinary shares represented by ADSs are sold to Lincoln Park under the Purchase Agreement, investors purchasing ADSs representing our ordinary shares in this offering will experience further dilution. In addition, we may offer other securities in other offerings due to market conditions or strategic considerations. To the extent we issue such securities, it could result in further dilution to our shareholders.
The discussion above is based on 27,640,300 ordinary shares (including ordinary shares represented by ADSs) outstanding as of June 30, 2023 and excludes:
•
2,386,932 ordinary shares issuable upon the exercise of warrants outstanding as of June 30, 2023, pursuant to our warrant plans, at a weighted average exercise price of $1.51 per warrant;

•
11,348 ordinary share issued in July 2023 in connection with sales of our ordinary shares represented by ADSs made under our ATM, program under the JonesTrading Sales Agreement and

•
31,141,606 606 ordinary shares reserved for future issuance under our warrant plans. Includes 412,642 ordinary shares reserved for future issuance to employees, officers, directors, advisors and consultants, 728,964 ordinary shares reserved for future issuance under the EIB Warrants (as described below in the section entitled “Our EIB Warrants”), and 30,000,000 shares reserved for future issuance under warrants the may be issued to future investors, lenders, consultants and/or advisors, if any.

The information discussed above is illustrative only and will adjust based on the actual price at which ordinary shares represented by ADSs are sold by us to Lincoln Park under the Purchase Agreement.

THE LINCOLN PARK TRANSACTION
General
This prospectus covers the resale by Lincoln Park of up to 4,649,250 ADSs with each ADS representing one ordinary share, comprised of: (i) the 428,572 Commitment Shares, and (ii) up to an additional 4,220,678 ordinary shares represented by ADSs that we have reserved for sale to Lincoln Park under the Purchase Agreement from time to time after the Commencement Date, if and when we determine to sell additional ordinary shares represented by ADSs to Lincoln Park under the Purchase Agreement. Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, as amended, or the Securities Act.
Other than the 428,572 Commitment Shares that we issued to Lincoln Park, we do not have the right to commence any sales of ordinary shares represented by ADSs to Lincoln Park under the Purchase Agreement until the date, which we refer to as the Commencement Date, that all of the conditions set forth in the Purchase Agreement have been satisfied, including that the SEC has declared effective the registration statement that includes this prospectus registering the ADSs representing our ordinary shares that have been and may be issued and sold to Lincoln Park under the Purchase Agreement. From and after the Commencement Date, we may, from time to time and at our sole discretion for a period of 36-months, on any business day on which the market price of the ADSs is not less than $0.50 per ADS, direct Lincoln Park to purchase in a Regular Purchase up to 50,000 ordinary shares represented by ADSs, which amount may be increased depending on the market price of the ADSs at the time of sale, subject to a maximum commitment of $1,500,000 per Regular Purchase. In addition, at our discretion, Lincoln Park has committed to purchase other “accelerated amounts” and/or “additional accelerated amounts” under certain circumstances.
We will control the timing and amount of any sales of our ordinary shares represented by ADSs to Lincoln Park under the Purchase Agreement. The purchase price for the ordinary shares represented by ADSs we may sell to Lincoln Park will be based upon formulas set forth in the Purchase Agreement based on the then current market price of the ADSs as computed under the Purchase Agreement and will depend on the type of purchase notice we submit to Lincoln Park from time to time. The purchase price per ordinary share represented by ADSs will be equitably adjusted as provided in the Purchase Agreement for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction as set forth in the Purchase Agreement. We may at any time in our sole discretion terminate the Purchase Agreement without fee, penalty or cost upon one business day notice. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement.
As of June 30, 2023, there were 27,640,300 of our ordinary shares outstanding, of which 18,990,311 ordinary shares were held by non-affiliates. Although the Purchase Agreement provides that we may sell up to an aggregate of $40,000,000 of our ordinary shares represented by ADSs to Lincoln Park, only 4,649,250 ADSs representing our ordinary shares are being registered for resale by Lincoln Park under this prospectus, which represents the 428,572 Commitment Shares and an additional 4,220,678 ADSs representing our ordinary shares that we may issue and sell to Lincoln Park in the future under the Purchase Agreement, if and when we decide to sell any ordinary shares represented by ADSs to Lincoln Park thereunder. Depending on the market prices of the ADSs representing our ordinary shares at the time we elect to issue and sell ordinary shares represented by the ADSs to Lincoln Park under the Purchase Agreement, we may need to register for resale under the Securities Act additional ADSs representing our ordinary shares in order to receive aggregate gross proceeds equal to the $40,000,000 total commitment available to us under the Purchase Agreement.
If all of the 4,220,678 ordinary shares represented by ADSs that may be sold to Lincoln Park in the future under the Purchase Agreement being registered for resale hereunder were issued and outstanding as of the date of this prospectus such ordinary shares represented by ADSs, taken together with the 428,572 Commitment Shares issued and outstanding as of the date of this prospectus, would represent approximately 16.8% of the total number of ordinary shares outstanding and approximately 24.5% of the total number of outstanding ordinary shares held by non-affiliates, in each case as of June 30, 2023. If we elect to issue and sell to Lincoln Park under the Purchase Agreement more than the additional 4,220,678 ordinary shares represented by the ADSs being registered for resale by Lincoln Park under this prospectus, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional ordinary shares, which could cause additional substantial dilution to our shareholders. The number of ADSs representing our ordinary shares ultimately offered for resale by Lincoln Park is dependent upon the number of ordinary shares represented by ADSs that we decide to sell to Lincoln Park under the Purchase Agreement.
Under applicable rules of The Nasdaq Stock Market, in no event may we issue or sell to Lincoln Park under the Purchase Agreement ordinary shares represented by ADSs in excess of the Exchange Cap, unless (i) we obtain shareholder approval to issue ordinary shares represented by ADSs in excess of the Exchange Cap or (ii) the average price of all applicable sales of our ordinary shares represented by ADSs to Lincoln Park under the Purchase Agreement equals or exceeds $1.75 per share (which represents the lower of (A) the official closing sale price of the ADSs representing our ordinary shares as reported on Nasdaq on the trading day immediately preceding the date of the Purchase Agreement and (B) the average official closing sale price of the ADSs representing our ordinary shares as reported on Nasdaq for the five consecutive trading days ending on the trading day immediately preceding the date of the Purchase Agreement, plus an incremental amount to take into account the issuance of the Commitment Shares to Lincoln Park, so that such issuances and sales would be exempt from the Exchange Cap limitation under applicable rules of The Nasdaq Stock Market. In any event, the Purchase Agreement specifically provides that we may not issue or sell any ordinary shares represented by ADSs under the Purchase Agreement if such issuance or sale would breach any applicable rules or regulations of The Nasdaq Stock Market
In addition, the Purchase Agreement prohibits us from directing Lincoln Park to purchase any ordinary shares represented by ADSs if those ordinary shares, when aggregated with all other ordinary shares, including any ordinary shares represented by ADSs, then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park having beneficial ownership of our ordinary shares in excess of the Beneficial Ownership Cap.
Other than as described herein, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of the ADSs to Lincoln Park.
The sale of our ordinary shares represented by the ADSs to Lincoln Park under the Purchase Agreement will not affect the rights or privileges of our existing shareholders, except that the economic and voting interests of each of our existing shareholders will be diluted as a result of any such issuance. Although the number of our ordinary shares (including ordinary shares represented by the ADSs) that our existing shareholders own will not decrease, our ordinary shares (including ordinary shares represented by the ADSs) owned by our existing shareholders will represent a smaller percentage of our total outstanding ordinary shares (including ordinary shares represented by the ADSs) after any such issuance of ordinary shares represented by ADSs to Lincoln Park under the Purchase Agreement.
Purchase of Ordinary Shares Represented by ADSs under the Purchase Agreement
Regular Purchases
Over the 36-month term of the Purchase Agreement, we have the right, but not the obligation, from time to time, in our sole discretion and subject to certain conditions to direct Lincoln Park to purchase up to 50,000 ordinary shares represented by ADSs, or the Regular Purchase Amount, provided that the closing sale price of the ADSs as reported on Nasdaq is not below $0.50 per ADS on the applicable purchase date and provided, further, however, that (i) the Regular Purchase Amount may be increased to up to 60,000 shares, if the closing sale price of the ADSs as reported on Nasdaq is not below $4.00 on the applicable purchase date; and (ii) the Regular Purchase Amount may be increased to up to 70,000 shares, if the closing sale price of the ADSs as reported on Nasdaq is not below $6.00 on the applicable purchase date (each such purchase, a “Regular Purchase”). Lincoln Park’s maximum obligation under any single Regular Purchase will not exceed $1,500,000, unless we mutually agree to increase the maximum amount of such Regular Purchase. We may deliver a notice to Lincoln Park for a Regular Purchase as often as every business day.
The purchase price per ordinary share represented by an ADS for each such Regular Purchase will be equal to the lesser of:
•
the lowest sale price for the ADSs as reported on Nasdaq during the purchase date of such Regular Purchase; or

•
the arithmetic average of the three lowest closing sale prices for the ADSs as reported on Nasdaq during the ten consecutive business days ending on the business day immediately preceding the purchase date of such Regular Purchase.

Accelerated Purchases
We also have the right to direct Lincoln Park, on any business day on which we have properly submitted a Regular Purchase notice for the maximum amount allowed for such Regular Purchase, to purchase an additional amount of our ordinary shares represented by ADSs, which we refer to as an Accelerated Purchase, of up to the lesser of:
•
200% of the number of ordinary shares represented by ADSs to be purchased pursuant to such Regular Purchase; and

•
30% of the total volume of ADSs traded on Nasdaq during all or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable Accelerated Purchase date, the portion of the normal trading hours on the applicable Accelerated Purchase date prior to such time that any one of such thresholds is crossed, which period of time on the applicable Accelerated Purchase date we refer to as the “Accelerated Purchase Period.”

The purchase price per ordinary share represented by an ADS for each such Accelerated Purchase will be equal to 95% of the lesser of:
•
the closing sale price of the ADSs as reported on Nasdaq on the applicable Accelerated Purchase date; and

•
the volume-weighted average price of the ADSs on Nasdaq during the applicable Accelerated Purchase Period on the applicable Accelerated Purchase date.

The parties may mutually agree to increase the number of ADSs to be purchased by Lincoln Park pursuant to any Accelerated Purchase.
Additional Accelerated Purchases
We also have the right to direct Lincoln Park on any business day on which an Accelerated Purchase has been completed and all of the ordinary shares represented by ADSs to be purchased thereunder have been properly delivered to Lincoln Park in accordance with the Purchase Agreement to purchase an additional amount of our ordinary shares represented by ADSs, which we refer to as an Additional Accelerated Purchase, of up to the lesser of:
•
200% of the number of ordinary shares represented by ADSs purchased pursuant to the applicable corresponding Regular Purchase; and

•
30% of the total volume of ADSs traded on Nasdaq during a certain portion of the normal trading hours on the applicable Additional Accelerated Purchase date as determined in accordance with the Purchase Agreement, which period of time on the applicable Additional Accelerated Purchase date we refer to as the Additional Accelerated Purchase Period.

The purchase price per ordinary share represented by an ADS for each such Additional Accelerated Purchase will be equal to 95% of the lower of:
•
the closing sale price of the ADSs as reported on Nasdaq on the applicable Additional Accelerated Purchase date; and

•
the volume-weighted average price of the ADSs on Nasdaq during the applicable Additional Accelerated Purchase Period on the applicable Additional Accelerated Purchase date.

We may, in our sole discretion, submit multiple Additional Accelerated Purchase notices to Lincoln Park on a single Accelerated Purchase date, provided that all prior Accelerated Purchases and Additional Accelerated Purchases (including those that have occurred earlier on the same day) have been completed and all of the ordinary shares represented by ADSs to be purchased thereunder have been properly delivered to Lincoln Park in accordance with the Purchase Agreement.

In the case of Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, the purchase price per ordinary share represented by an ADS will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction occurring during the business days used to compute the purchase price.
Events of Default
So long as an “Event of Default” has occurred and is continuing, or if any event that, after notice and/or lapse of time, would reasonably be expected to become an Event of Default, has occurred and is continuing, we may not deliver any purchase notice to Lincoln Park, and Lincoln Park shall not be required to purchase any ordinary shares or ADSs under Purchase Agreement. Events of Default under the Purchase Agreement include the following:
•
the effectiveness of the registration statement of which this prospectus forms a part lapses for any reason (including, without limitation, the issuance of a stop order), such registration statement or this prospectus are unavailable for the resale by Lincoln Park of our ordinary shares offered hereby, and such lapse or unavailability continues for a period of ten consecutive business days or for more than an aggregate of 30 business days in any 365-day period, but excluding a lapse or unavailability where (i) we terminate a registration statement after Lincoln Park has confirmed in writing that all of the ordinary shares covered thereby have been resold or (ii) we supersede one registration statement with another registration statement, including (without limitation) by terminating a prior registration statement when it is effectively replaced with a new registration statement covering ordinary shares covered by the Purchase Agreement (provided in the case of this clause (ii) that all of ordinary shares covered by the superseded (or terminated) registration statement that have not theretofore been resold are included in the superseding (or new) registration statement);

•
suspension by the principal market of the ADSs representing our ordinary shares from trading for a period of one business day, provided that we may not direct Lincoln Park to purchase any ADSs during such suspension;

•
the delisting of our ordinary shares from The Nasdaq Capital Market, our principal market, provided that our ordinary shares are not immediately thereafter trading on The Nasdaq Global Market, The Nasdaq Global Select Market the New York Stock Exchange, the NYSE Arca, the NYSE American, the OTC Bulletin Board, or the OTCQB or the OTCQX operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing);

•
the failure for any reason by our transfer agent to issue ordinary shares represented by ADSs to Lincoln Park by the second business day after the applicable Regular Purchase Date or Accelerated Purchase Date (as applicable) on which Lincoln Park is entitled to receive such ordinary shares represented by ADSs;

•
our breach of any representation, warranty, covenant or other term or condition contained in the Purchase Agreement or the Registration Rights Agreement that has or could have a material adverse effect on us and, in the case of a breach of a covenant that is reasonably curable, that is not cured within ten business days;

•
if any person commences a proceeding against us pursuant to or within the meaning of any bankruptcy law;

•
if we are at any time insolvent, or, pursuant to or within the meaning of any bankruptcy law, we (i) we commence a voluntary case in bankruptcy, (ii) consent to the entry of an order for relief against us in an involuntary case in bankruptcy, (iii) consent to the appointment of a receiver, trustee, assignee, liquidator or similar official under any bankruptcy law, which we refer to as a Custodian for all or substantially all of our property, or (iv) make a general assignment for the benefit of our creditors or are generally unable to pay our debts as the same become due;

•
a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against us in an involuntary case in bankruptcy, (ii) appoints a Custodian for all or substantially all of our property, or (iii) orders our liquidation;

•
if, at any time, we through the depositary are not eligible to transfer ADSs that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and (iii) timely credited by us to Lincoln Park’s or its designee’s specified account through The Depository Trust Company, or DTC, or if we are, at any time, unable to issue ADSs pursuant to the Deposit Agreement (as defined herein); or

•
if, at any time, the Exchange Cap is reached and our shareholders have not approved the transactions contemplated by the Purchase Agreement in accordance with the applicable Nasdaq rules, to the extent applicable.

Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above, however, the Purchase Agreement will automatically terminate upon initiation of insolvency or bankruptcy proceedings by or against us. During an event of default, all of which are outside of Lincoln Park’s control, we may not direct Lincoln Park to purchase any ordinary shares under the Purchase Agreement.
Our Termination Rights
We have the unconditional right, at any time, for any reason and without any payment or liability to us, to give one business day’s prior written notice to Lincoln Park to terminate the Purchase Agreement.
No Short-Selling or Hedging by Lincoln Park
Lincoln Park has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our ordinary shares during any time prior to the termination of the Purchase Agreement.
Prohibitions on Similar Financings
The Purchase Agreement does not limit our ability to raise capital from other sources at our sole discretion, except that we may not enter into any equity line of credit or similar agreement with respect to the issuance of variable price equity-like securities during the 36 months subsequent to the date of the Purchase Agreement excluding an ‘at-the-market’ (ATM) offering with a registered broker-dealer.
Effect of Performance of the Purchase Agreement on our Shareholders
All 4,649,250 ordinary shares represented by ADSs being registered for resale hereunder are expected to be freely tradable. We may sell our ordinary shares represented by the ADSs registered in this offering to Lincoln Park from time to time over a period of up to 36-months commencing on the Commencement Date. The sale by Lincoln Park of a significant number of the ADSs registered in this offering at any given time could cause the market price of the ADSs to decline and to be highly volatile. Sales of our ordinary shares represented by ADSs to Lincoln Park, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of the additional ordinary shares represented by ADSs that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell additional ordinary shares represented by ADSs to Lincoln Park, after Lincoln Park has acquired the ADSs representing our ordinary shares, Lincoln Park may resell all, some or none of those ADSs at any time or from time to time in its discretion. Therefore, sales of our ordinary Shares represented by ADSs to Lincoln Park by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our ordinary shares, including our ordinary shares represented by the ADSs. In addition, if we sell a substantial number of our ordinary shares represented by ADSs to Lincoln Park under the Purchase Agreement, or if investors expect that we will do so, the actual sales of ADSs representing our ordinary shares or the mere existence of our arrangement with Lincoln Park may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our ordinary shares represented by ADSs to Lincoln Park and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.
Pursuant to the terms of the Purchase Agreement, from and after the Commencement Date, we have the right, but not the obligation, from time to time to direct Lincoln Park to purchase up to $40,000,000 of our ordinary shares represented by ADSs. Depending on the price per share at which we sell our ordinary shares represented by ADSs to Lincoln Park pursuant to the Purchase Agreement, we may need to sell to Lincoln Park under the Purchase Agreement more of our ordinary shares represented by ADSs than are being offered under this prospectus in order to receive aggregate gross proceeds equal to the $40,000,000 total commitment available to us under the Purchase Agreement. If we choose to do so, we must first register for resale by Lincoln Park under the Securities Act such additional ADSs representing our ordinary shares, which could cause additional substantial dilution to our shareholders. The number of ADSs representing our ordinary shares ultimately offered for resale by Lincoln Park under this prospectus is dependent upon the number of our ordinary shares represented by ADSs we direct Lincoln Park to purchase under the Purchase Agreement.
The above description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which was included as Exhibit 10.1 to our Form 6-K filed with the SEC on June 7, 2022 and is incorporated by reference into this prospectus.
Amount of Potential Proceeds to be Received under the Purchase Agreement
The following table sets forth the amount of gross proceeds we would receive from Lincoln Park from our sale of up to 4,649,250 of our ordinary shares represented by the ADSs that we are registering hereby that we have sold or may issue and sell to Lincoln Park in the future under the Purchase Agreement at varying purchase prices from and after commencement:
Assumed Average Purchase Price	Number of Ordinary Shares Represented by ADS to be Sold by Lincoln Park in this Offering at the Assumed Average Purchase Price(1)	Percentage of Outstanding Ordinary Shares Represented by ADSs After Giving Effect to the Additional Purchased Ordinary Shares Represented by ADSs Issued and Sold to Lincoln Park(2)	Proceeds from the Sale of Ordinary Share Represented by ADSs Under the Purchase Agreement Registered in this Offering(1)
$1.01(3)	4,649,250	16.8%	$4,695,742
$2.00	4,649,250	16.8%	$9,298,500
$3.00	4,649,250	16.8%	$13,947,750
$4.00	4,649,250	16.8%	$18,597,000
$5.00	4,649,250	16.8%	$23,246,250
$6.00	4,649,250	16.8%	$27,895,500
$7.00	4,649,250	16.8%	$32,544,750
$8.00	4,649,250	16.8%	$37,194,000

(1)
Although the Purchase Agreement provides that we may sell up to $40,000,000 of our ordinary shares represented by ADSs to Lincoln Park, we are only registering 4,649,250 ADSs representing our ordinary shares for resale under this prospectus, including the 428,572 Commitment Shares issued to Lincoln, which may or may not cover all the ordinary shares represented by ADSs we may ultimately sell to Lincoln Park under the Purchase Agreement, depending on the purchase price per share.

(2)
The denominator is based on 27,640,300 ordinary shares outstanding as of June 30, 2023, (including the 428,572 Commitment Shares we issued to Lincoln Park on June 9, 2022), adjusted to include the number of our ordinary share represented by ADSs set forth in the adjacent column which we would have sold to Lincoln Park, assuming the purchase price in the adjacent column. The numerator is based on the number of our ordinary shares represented by ADSs issuable under the Purchase Agreement at the corresponding assumed purchase price set forth in the adjacent column, giving effect to the Exchange Cap, but without giving effect to the Beneficial Ownership Cap, and excludes the Commitment Shares.

(3)
The closing sale price of the ADSs as reported on Nasdaq on August 15, 2023.

SELLING SHAREHOLDER
This prospectus relates to the possible resale by the selling shareholder, Lincoln Park, of our ordinary shares represented by ADSs that have been and may be issued to Lincoln Park pursuant to the Purchase Agreement. We are filing the registration statement of which this prospectus is a part pursuant to the provisions of the Registration Rights Agreement, which we entered into with Lincoln Park on June 7, 2022, concurrently with our execution of the Purchase Agreement, in which we agreed to provide certain registration rights with respect to sales by Lincoln Park of our ordinary shares represented by ADSs that may be issued to Lincoln Park under the Purchase Agreement.
Lincoln Park, as the selling shareholder, may, from time to time, offer and sell pursuant to this prospectus up to 4,649,250 ADSs representing our ordinary shares that we have issued or may issue to Lincoln Park under the Purchase Agreement. Lincoln Park may sell some, all or none of the ADSs representing our ordinary shares. We do not know how long Lincoln Park will hold the ADSs representing our ordinary shares before selling them, and we currently have no agreements, arrangements or understandings with Lincoln Park regarding the sale of any of the ADSs representing our ordinary shares. See “Plan of Distribution.”
The table below sets forth, to our knowledge, information concerning the beneficial ownership of ADSs representing our ordinary shares by Lincoln Park as of June 30, 2023. The percentages of shares owned before and after the offering are based on 27,640,300 of our ordinary shares outstanding as of June 30, 2023, which includes the 428,572 Commitment Shares that we issued to Lincoln Park on June 9, 2022. The information in the table below with respect to Lincoln Park has been obtained from them.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their ordinary shares represented by ADSs. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.
Throughout this prospectus, when we refer to our ordinary shares represented by ADSs by Lincoln Park through this prospectus, we are referring to our ordinary shares represented by ADSs that have been and may be issued and sold by us to Lincoln Park pursuant to the Purchase Agreement, unless otherwise indicated.
	Ordinary Shares Represented by ADSs Beneficially Owned Prior to Offering		Maximum Number of Ordinary Shares Represented by ADSs to be Sold Pursuant to this Prospectus	Ordinary Shares Represented by ADSs Beneficially Owned(1) After Offering
Name of Selling Stockholder	Number	Percent		Number	Percent
Lincoln Park Capital Fund, LLC(2)	428,572	1.55%(3)	4,649,250	0	0(4)

(1)
Lincoln Park may offer and sell all or part of the ordinary shares represented by ADSs covered by this prospectus, but no estimates can be made as to the amount of ordinary shares represented by ADSs that will be held by Lincoln Park after the completion of this offering.

(2)
Josh Scheinfeld and Jonathan Cope, the Managing Members of Lincoln Park Capital, LLC, are deemed to be beneficial owners of all of our ordinary shares represented by ADSs owned by Lincoln Park Capital Fund, LLC. Messrs. Cope and Scheinfeld have shared voting and investment power over the shares being offered under the prospectus filed with the SEC in connection with the transactions contemplated under the Purchase Agreement. Lincoln Park Capital, LLC is not a licensed broker dealer or an affiliate of a licensed broker dealer.

(3)
Based on 27,640,300 ordinary shares outstanding as of June 30, 2023.

(4)
Although the Purchase Agreement provides that we may sell up to 4,649,250 ADSs representing our ordinary shares to Lincoln Park, only the 428,572 ordinary shares represented by ADSs have already been issued to Lincoln Park, and up to an additional 4,220,678 ordinary shares represented by ADSs are being offered under this prospectus that may be sold by us to Lincoln Park at our discretion from time to time over a 36-month period commencing on the Commencement Date. Depending on the price per share at which we sell our ordinary shares represented by ADSs to Lincoln Park pursuant to the Purchase Agreement, we may need to sell to Lincoln Park under the Purchase Agreement more ordinary shares represented by ADSs than are offered under this prospectus in order to receive aggregate gross proceeds equal to the $40,000,000 total commitment available to us under the Purchase Agreement. If we choose to do so, we must first register for resale under the Securities Act such additional shares. The number of ordinary shares represented by ADSs ultimately offered for resale by Lincoln Park is dependent upon the number of ordinary shares represented by ADSs we sell to Lincoln Park under the Purchase Agreement.

MARKET PRICE OF THE ADSs AND RELATED STOCKHOLDER MATTERS
Market Information
The ADSs are listed and traded on The Nasdaq Capital Market under the symbol “EVAX.” The closing sale price of the ADSs as reported on The Nasdaq Capital Market on August 15, 2023 was $1.01.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION
The following describes our issued share capital, summarizes the material provisions of our articles of association and highlights certain differences in corporate law in the Kingdom of Denmark and Delaware corporate law, the law under which many publicly listed companies in the United States are incorporated. Please note that this summary is not intended to be exhaustive. For further information, please refer to the full version of our articles of association, which are included as an exhibit to the registration statement of which this annual report is a part.
Introduction
Set forth below is a summary of certain information concerning our share capital as well as a description of certain provisions of our articles of association and relevant provisions of the Danish Companies Act. The summary includes certain references to and descriptions of material provisions of our articles of association to be effective in connection with the consummation of the offering and Danish law in force as of the date of this annual report. The summary below contains only material information concerning our share capital and corporate status and does not purport to be complete and is qualified in its entirety by reference to our articles of   association. Further, please note that as an ADS holder you will not be treated as one of our shareholders and will not have any shareholder rights.
General
We were incorporated under the laws of Denmark on August 11, 2008, as a private limited liability company (in Danish: Anpartsselskab, or ApS) and are registered with the Danish Business Authority (in Danish: Erhvervsstyrelsen) in Copenhagen, Denmark under registration number 31762863. On March 29, 2019, our company was converted into a public limited liability company (in Danish: Aktieselskab, or A/S). The ADSs were publicly listed for trading on The Nasdaq Capital Market under the symbol “EVAX” on February 5, 2021. Our principal executive offices are located at Dr. Neergaards Vej 5f, DK-2970 Hørsholm, Denmark and our telephone number is + 45 53 53 18 50.
Our website address is www.evaxion-biotech.com. The information on, or that can be accessed through, our website is not part of and is not incorporated by reference into this annual report. We have included our website address as an inactive textual reference only.
Development of the Share Capital
As June 30, 2023, our registered, issued and outstanding share capital was nominal DKK 27,640,300 divided into 27,640,300 ordinary shares of DKK 1. The development of our share capital since December 31, 2016 to June 30, 2023 is set forth in the table below. The below Price Per Share (DKK) is based on the registrations with the Danish Business Authority.
Date	Transaction	Share Capital After Transaction	Price Per Share (DKK)
August 2008	Formation (Nominal DKK 1)	250,000	1.00
March 2014	Cash contribution (Nominal DKK 1)	268,148	120.00
December 2014	Cash contribution (Nominal DKK 1)	316,751	178.22
December 2015	Cash contribution (Nominal DKK 1)	336,549	435.76
March 2016	Cash contribution (Nominal DKK 1)	342,880	432.12
September 2017	Cash contribution (Nominal DKK 1)	358,806	1,034.75
March 2019	Transfer of reserves (Nominal DKK 1)	717,612	1.00
July 2019	Cash contribution and debt conversion (Nominal DKK 2)	836,994	914.71(avg)
December 2019	Cash contribution (Nominal DKK 1)	843,564	1,037.50

Date	Transaction	Share Capital After Transaction	Price Per Share (DKK)
September 2020	Cash contribution (Nominal DKK 1)	884,974	1,002.90
October 2020	Cash contribution (Nominal DKK 1)	899,926	1,008.45
January 2021	Share split 2-for-1 (Nominal DKK 1)	899,926	—
January 2021	Bonus share issuance 17-for-1 (Nominal DKK 1)	16,198,668	—
February 2021	Initial public offering (3,000,000 ADSs / 3,000,000 new share issue)	19,198,668	61.99
November 2021	Follow-on public offering (3,942,856 ADSs / 3,942,856 new share issue)	23,141,524	45.00
November 2021	Cash contribution (Nominal DKK 1)	23,184,656	1.00
November 2021	Cash contribution (Nominal DKK 1)	23,203,808	1.00
April 2022	Cash contribution (Nominal DKK 1)	23,257,880	1.00
June 2022	Cash contribution (Nominal DKK 1)	23,350,193	1.00
June 2022	Cash Contribution (Nominal DKK 1)	23,387,858	1.00
June 2022 .	Conversion of Debt (Nominal DKK 1)	23,816,430	19.5372
June 2022	Cash Contribution (Nominal DKK 1)	23,833,694	1.00
August 2022	Cash Contribution (Nominal DKK 1)	23,926,007	1.00
August 2022	Cash Contribution (Nominal DKK 1)	23,967,092	1.00
September 2022	Cash Contribution (Nominal DKK 1)	23,977,928	1.00
October 2022	JonesTrading Sales Agreement (23,405 ADSs / 23,405 new share issue)	24,001,333	21.67
October 2022	JonesTrading Sales Agreement (26,396 ADSs / 26,396 new share issue)	24,027,729	21.83
October 2022	JonesTrading Sales Agreement (64,601 ADSs / 64,601 new share issue)	24,092,330	22.60
December 2022	Cash contribution (Nominal DKK 1)	24,134,963	1.00
December 2022	JonesTrading Sales Agreement (4,450 ADSs / 4,450 new share issue)	24,139,413	15.62
January 2023	JonesTrading Sales Agreement (186,584 ADSs / 186,584 new share issue)	24,325,997,	13.82
January 2023	JonesTrading Sales Agreement (447,829 ADSs / 447,829 new share issue)	24,773,826,	13.40
January 2023	JonesTrading Sales Agreement (94,278 ADSs / 94,278 new share issue)	24,868,104	12.59
January 2023	JonesTrading Sales Agreement (259,407 ADSs / 259,407 new share issue)	25,127,511	12.24
January 2023	JonesTrading Sales Agreement (79,657 ADSs / 79,657 new share issue)	25,207,168	11.47
January 2023	JonesTrading Sales Agreement (71,678 ADSs / 61,678 new share issue)	25,278,846	11.19
February 2023	JonesTrading Sales Agreement (96,271 ADSs / 96,271 new share issue)	25,375,117	12.42
February 2023	JonesTrading Sales Agreement (1,003,802 ADSs / 1,003,802 new share issue)	26,378,919	13.86

Date	Transaction	Share Capital After Transaction	Price Per Share (DKK)
February 2023	JonesTrading Sales Agreement (42,808 ADSs / 42,808 new share issue)	26,421,727	11.79
March 2023	JonesTrading Sales Agreement (16,280 ADSs 16,280 new share issue)	26,438,007	8.94
May 2023	Cash Contribution (Nominal DKK 1)	26,572,737	1.00
May 2023	Cash Contribution (Nominal DKK 1)	26,623,862	1.00
June 2023	Cash Contribution (Nominal DKK 1)	26,773,862	1.00
June 2023	JonesTrading Sales Agreement (861,614 ADSs / 861,614 new share issue	27,635,476	12.03
June 2023	Cash Contribution (Nominal DKK 1)	27,640,300	1.00
The above table does not include 11,348, ordinary shares represented by ADSs issued in July 2023 in connection with sales of ADSs under our ATM program pursuant to the JonesTrading Sales Agreement at a price per share of DKK 8.43. With the inclusion of such shares, the total number of issued and outstanding shares as of the date of this prospectus is 27,651,648.
Authorizations to the Board of Directors
As of June 30, 2023, our board of directors is authorized to increase the share capital as follows:
•
The board of directors is until November 23, 2025, authorized, on or more occasions, to issue warrants to the company’s investors entitling the holder to subscribe shares for a total of up to nominal value of DKK 728,964 without pre-emptive rights for the company’s shareholders. The exercise price for the warrants shall be equal to the nominal value of the company’s shares, currently DKK 1. The board of directors shall determine the terms for the warrants issued and distribution hereof.

•
The board of directors is until January 3, 2026, authorized at one or more times to increase the company’s share capital by the issuance of new shares with up to nominal DKK 5,500,000 with pre-emptive subscription rights for the company’s shareholders. Capital increases according to this authorization shall be carried out by the board of directors by way of cash contributions. The shares may be issued at market price or at a discount price as determined by the board of directors.

•
The board of directors is until January 3, 2026, authorized at one or more times to obtain loans against issuance of convertible loan notes which give the right to subscribe for shares for a total of up to nominal value of DKK 14,700,000 without pre-emptive subscription rights for the company’s shareholders. The conversion shall be carried out at a price that corresponds in aggregate to at least the market price at the time of the decision of the board of directors. Shares shall be considered issued at market price if the shares are issued at +/-10 of the listed price for the company’s shares on a relevant stock exchange in Europe or the USA.

•
The board of directors is until January 3, 2026, authorized at one or more times to issue warrants to members of our board of directors and executive management, as well as to key employees, advisors and consultants, and to increase our share capital by up to nominal DKK 412,642 without pre-emptive subscription rights for existing shareholders in connection with the exercise, if any, of said warrants and to determine the terms and conditions thereof.

•
The board of directors is until 1 May 2027 authorized at one or more times to issue warrants to investors, lenders, consultants and/or advisors in the company or its subsidiaries entitling the holder to subscribe for shares for a total of up to nominal value of DKK 30,000,000 without pre-emptive subscription rights for the company’s shareholders. The exercise price for the warrants issued according to this authorization shall at the time of issuance be determined by the board of directors at minimum market price. The board of directors shall determine the terms for the warrants issued and the distribution hereof.

•
The board of directors is until May 1, 2027, authorized at one or more times to increase the company’s share capital by up to nominal DKK 43,292,368 without pre-emptive subscription rights for the company’s shareholders. Capital increases according to this authorization must be carried out by the board of directors by way of cash contributions. The shares may be issued at market price or at a discount to the listed price of the ADSs as determined by the board of directors. The board of directors is authorized to make the required amendments to the articles of association if the authorization to increase the share capital is used and to cause such shares to be deposited with a depositary bank and the simultaneous issuance of ADSs representing such shares.

The ADSs
Trades in ADSs are settled through The Depository Trust Company, or DTC, in accordance with its customary settlement procedures for equity securities. Each person owning ADSs held through DTC must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of the ADSs. The ADSs are listed for trading on The Nasdaq Capital Market under the symbol “EVAX.”
Our Warrants
We have established warrant programs for members of our board of directors, our executive management, other employees, consultants and advisors. Under the terms of our warrant plans, warrants are issued to our directors, executive management and employees, on a discretionary basis following consultation with and recommendation from our Compensation Committee. All warrants have been issued by the general meeting or by our board of directors pursuant to valid authorizations in our articles of association and the terms and conditions have, in accordance with the Danish Companies Act, been incorporated in our articles of association.
The description below merely contains a summary of the applicable terms and conditions and does not purport to be complete. As of June 30, 2023, we have issued and outstanding 2,386,932 warrants (excluding the 351,036 warrants issued to the European Investment Bank, or EIB, as described below and in the section herein entitled “Our EIB Warrants”). Each such warrant confers upon the holder thereof the right to subscribe to nominal DKK 1 shares. Our warrants have previously been granted, on the dates, and with exercise prices as set forth below:
Grant Date	Vesting Period	Expiration Date	Exercise Price	Number of Warrants
December 19, 2016	Upon IPO Event	December 31, 2036	DKK 1.0	758,448
December 10, 2017	Upon IPO Event	December 31, 2036	DKK 1.0	632,700
December 19, 2017	Upon IPO Event	December 31, 2036	DKK 1.0	141,804
December 17, 2020	See vesting principles below	December 31, 2031	DKK 1.0	757,620
June 2021	See vesting principles below	December 31, 2031	DKK 1.0	62,147
December 7, 2021	See vesting principles below	December 31, 2031	USD 5.38	523,599
March 11 2022	See vesting principles below	December 31, 2031	USD 2.96	35,000
June 14, 2022	See vesting principles below	December 31, 2031	USD 1.83	65,000
September 2022	See vesting principles below	December 31, 2031	USD 2.42	11.000
December 2022	See vesting principles below	December 31, 2031	USD 2.23	380,612
March 2023	See vesting principles below	December 31, 2031	USD 1.90	10,000
Exercised				(791,144)
Lapsed or annulled without exercise				(199,854)
Total issued and outstanding as of June 30, 2023				2,386,932

On December 17, 2020, we issued 757,620 warrants related to 2018 — 2020. In addition, we have issued 351,036 to EIB on December 17, 2020, or the EIB Warrants, which are expected to be cash settled. For a more detailed description of the EIB Warrants see the section below entitled “Our EIB Warrants.”
Vesting Principles Generally
Warrants granted for the years 2016 — 2018 vested upon the closing of our initial public offering. Warrants granted for the years 2019 and 2020 generally vest at a rate of 1/36th per month. Vested warrants may be exercised in four annual exercise windows of two weeks each that each commence two trading days following publication of our annual report, the six-month report and the interim quarterly reports. However, our board of directors determined that the first such exercise window began November 2021.
For the 331,632 warrants granted in 2019 (issued in 2020), 117,612 warrants were fully vested on the date of grant and 214,020 warrants vest with 1/36 per month from date of grant. For the 236,196 warrants granted and issued in 2020, 120,888 warrants were fully vested on the date of issuance, 6,084 vest with 1/36 per month starting on January 1, 2020, 19,008 warrants vest three years from the date of joining us, 90,216 warrants vest with 1/36 per month starting on January 1, 2021.
62,147 warrants granted on June 17, 2021 and on October 21, 2021 formally issued shall vest with 1/36th per month and vesting shall be calculated from April 1, 2021. For warrants granted on December 7, 2021, 500,683 warrants vest with 1/36th per month from January 1, 2022 and 22,916 warrants shall be deemed fully vested at the time of issuance.
35,000 warrants granted on March 11, 2022, vest with 1/36th per month from April 1, 2022. 65,000 warrants were granted on June 14, 2022. 10,000 warrants vest with 1/36th per month from February 1, 2022, 10,000 warrants vest with 1/36th per month from April 1, 2022, and 45,000 warrants vest with 1/36th per month from June 1, 2022.
11,000 warrants were granted on September 15, 2022. 5,000 warrants vest with 1/36 per month from August 1, 2022 and 6,000 warrants vest with 1/36 per month from August 8, 2022.
For 380,612 warrants granted on December 12, 2022, 2,500 warrants were fully vested per December 7, 2022, 50,000 warrants vest with 1/36 per month from December 7, 2022, 299,362 warrants vest with 1/36 per month from January 1, 2023 and 28,750 warrants vest with 1/12 per month from January 1, 2023.
10,000 warrants were granted on March 15, 2023. The warrants vest with 1/36 per month from January 1, 2023.
There are certain restrictions on exercise in the event that warrant holders terminate their employment or are dismissed for prior to exercise.
Adjustments
Warrant holders are entitled to an adjustment of the number of warrants issued and/or the exercise price applicable in the event of certain changes to our share capital at a price other than the market price. Events giving rise to an adjustment include, among other things, increases or decreases to our share capital at a price below or above market value, respectively, and issuance of bonus shares. For the purpose of implementing the capital increases necessary in connection with the exercise of warrants, our board of directors has been authorized to increase our share capital by one or more issuances of shares with a total nominal value corresponding to the number of warrants issued upon cash payment of the exercise price without any preemptive subscription rights to existing shareholders.
Our EIB Warrants
In connection with the EIB Loan Agreement, we agreed to issue the EIB Warrants to EIB in the event we make draws on the EIB Loan. Under the terms of the EIB Warrant Agreement, we are obligated to issue up to an aggregate of 1,047,744 EIB Warrants in three separate tranches with each tranche of EIB Warrants to be issued upon a drawdown of a tranche of the EIB Loan in accordance with the following schedule: (i) 351,036 EIB Warrants upon a drawdown of the first tranche of the EIB Loan in the amount of

€7.0 million; (ii) 345,672 EIB Warrants upon a drawdown of the second tranche of the EIB Loan in the amount of €6.0 million, upon shareholders’ approval and (iii) 351,036 EIB Warrants upon a drawdown of the third and final tranche of the EIB Loan in the amount of €7.0 million, upon shareholders’ approval. In November 2020, we initiated the process of making a draw down on the first tranche of the EIB Loan in the amount of €7.0 million and, in connection therewith, on December 17, 2020 and through the date of the annual report, our board of directors approved the issuance of 351,036 EIB Warrants to EIB.
Under the terms of the EIB Warrant Agreement, each EIB Warrant entitles EIB to subscribe for one ordinary share, nominal DKK 1, at an exercise price of DKK 1 per ordinary share. In addition, EIB has the right to cause us to net settle the exercise of the EIB Warrants in cash based on the value of our ordinary shares on the date of exercise thereof. Finally, upon the occurrence of certain events, including the completion of our initial public offering, the prepayment of the EIB Loan, the sale of all or substantially all of our issued share capital or assets, a change in control transaction, or Messrs. Mattsson and Moller cease to own and control directly or indirectly 25% or more of the voting rights or economic interest of our company, EIB has the right, but not the obligation, to cause us to purchase any EIB Warrant, or the Put Right. If EIB exercise its Put Right, we are required to pay EIB an amount equal to the volume weighted average price per ordinary share, or VWAP, for a period of six months following the exercise of such Put Right. In the first six months following the completion of our initial public offering, the VWAP price to be paid by us is calculated for the entire period from the completion of our initial public offering until the exercise of the Put Right.
Under Article 18, Paragraph 2 of the Statute of the European Investment Bank, or the EIB Statute, establishing EIB, a direct equity investment by EIB requires a separate authorization from the EIB Board of Governors pursuant to which the EIB Board of Directors, acting by qualified majority, has to establish the terms and conditions of such direct equity investment. As of the date of this annual report, the EIB Board of Governors has not granted any such special authorization to the EIB Board of Directors. Under the EIB Statute, in the absence of a separate authorization from the EIB Board of Governors, commercial shareholdings financed from EIB’s own resources are not allowed. Since the EIB Loan is being made from EIB’s own resources, the EIB Statute does not allow EIB to acquire any of our ordinary shares, therefore, we fully expect that if and when EIB exercises the EIB Warrants it will do so on either a net cash settlement basis or by means of exercising its Put Right. In either case, we may not have sufficient funds on hand to pay such amounts in which case we may be required to use a portion of the proceeds from our initial public offering in order to meet our obligations to pay the amounts due and payable to EIB upon the exercise of the EIB Warrants.
Under the terms of the EIB Warrant Agreement, EIB may not exercise the EIB Warrants and cause us to settle the exercise of the EIB Warrants on a net cash basis or pursuant to its Put Right, for a period of 180 days from the date of the completion of our initial public offering, provided that such lock-up arrangement shall cease to be effective in the event there is a material adverse event relating to our company as determined in accordance with ordinary principles of Danish law.
The number of our ordinary shares that may be subject to either net cash settlement or EIB’s Put Right upon the exercise of the EIB Warrants are subject to adjustment in the event of changes to our capital structure which are not carried out at the then current market price, provided that there shall be no such adjustment as a result of the issuance of additional shares or warrants to employees as well as for any future exercise of such warrants. In addition, the EIB Warrants are not subject to any adjustment in the event of any capital increases in directed issuances or our ordinary shares following the completion of our initial public offering with customary discounts of up to 10% of the market price.
Shareholders’ Register
We are obligated to maintain an owners’ register (DK: ejerbog). The owners’ register is maintained by Computershare A/S (company registration number (CVR) no. 27088899), Lottenborgvej 26 D, 1., DK-2800 Kgs. Lyngby, Denmark, our Danish share registrar and transfer agent. It is mandatory that the owners’ register is maintained within the European Union and that it is available to public authorities.
Pursuant to the Danish Companies Act public and private limited liability companies are required to register with the Danish Business Authority information regarding shareholders who own at least 5% of the share capital or the voting rights. Pursuant to the Danish Companies Act, we will file registrations with the Public Owners’ Register of the Danish Business Authority. Shareholders that exceed or fall below the ownership threshold must notify us and we will subsequently file the information with the Danish Business Authority. Reporting is further required upon passing or falling below thresholds of 5, 10, 15, 20, 25, 50, 90, and 100% or 1/3 or 2/3.
Articles of Association and Danish Corporate Law
Objects Clause
Our corporate object, as set out in article 1.2 of our articles of association, is to create advanced software that enables the development of novel immune therapies and vaccines.
Summary of Provisions Regarding the Board of Directors
Pursuant to our articles of association, our board of directors shall be elected by our shareholders at the general meeting and shall be composed of not less than three and no more than seven members. With respect to the duration of the term which our directors severally hold office, the board of directors is elected to serve for a term of one year subject to re-election at the next annual general meeting of shareholders or until their successors have been duly elected and qualified, subject to their earlier removal, retirement or death.
Currently, the board of directors consists of four members who are elected by the shareholders.
The board of directors shall appoint and employ an executive management consisting of one to seven members to attend to our day-to-day management, and the board of directors shall determine the terms and conditions of their employment.
Voting Rights
Each shareholder is entitled to one vote for each share owned at the time of any general meeting. As compared with Danish citizens, there are no limitations under the articles of association or under Danish law on the rights of foreigners or non-Danish citizens to hold or vote our ordinary shares.
Dividend Rights
Our shareholders may at general meetings authorize the distribution of ordinary and extraordinary dividends. Our shareholders may not distribute dividends in excess of the recommendation from our board of directors and may only pay out dividends from our distributable reserves, which are defined as results from operations carried forward and reserves that are not bound by law or our company’s articles of association after deduction of loss carried forward.
Our shareholders are eligible to receive any dividends declared and paid out. However, we have not to date declared or paid any dividends and we currently intend to retain all available financial resources and any earnings generated by our operations for use in the business and we do not anticipate paying any dividends in the foreseeable future. The payment of any dividends in the future will depend on a number of factors, including our future earnings, capital requirements, financial condition and future prospects, applicable restrictions on the payment of dividends under Danish law and other factors that our board of directors may consider relevant.
See “Certain Material Tax Considerations” for a summary of certain tax consequences in respect of dividends or distributions to holders of our ordinary shares or ADSs.
Pre-emptive Subscription Rights
Under Danish law, all shareholders have pre-emptive subscription rights in connection with capital increases that are carried out as cash contributions. An increase in share capital can be resolved by the shareholders at a general meeting or by the board of directors pursuant to an authorization given by the shareholders. In connection with an increase of a company’s share capital, the shareholders may, by resolution at a general meeting, approve deviations from the general Danish pre-emptive rights of the shareholders.

Under the Danish Companies Act, such resolution must be adopted by the affirmative vote of shareholders holding at least a two-thirds majority of the votes cast and the share capital represented at the general meeting, and requires that such capital increases will be carried out as a cash contribution at market price.
The board of directors may resolve to increase our share capital without pre-emptive subscription rights for existing shareholders pursuant to the authorizations set forth above under the caption “Authorizations to the Board of Directors”.
Unless future issuances of new shares and/or pre-emptive rights are registered under the Securities Act or with any authority outside Denmark, United States shareholders and shareholders in jurisdictions outside Denmark may be unable to exercise their pre-emptive subscription rights.
Rights on Liquidation
Upon a liquidation or winding-up of the Company, shareholders will be entitled to participate, in proportion to their respective shareholdings, in any surplus assets remaining after payment of our creditors.
Limitations on Holding of Shares
There are no limitations on the right to hold shares under the articles of association or Danish law.
Disclosure Requirements
Pursuant to Section 55 of the Danish Companies Act, a shareholder is required to notify us when such shareholder’s stake represents 5% or more of the voting rights in our company or the nominal value accounts for 5% or more of the share capital, and when a change of a holding already notified entails that the limits of 5, 10, 15, 20, 25, 50, 90 or 100% and the limits of one-third and two-thirds of the share capital’s voting rights or nominal value are reached or are no longer reached. The notification shall be given within two weeks following the date when the limits are reached or are no longer reached.
The notification shall provide information on the date of the acquisition or disposal of the shares, the full name, civil registration (CPR) number, and address of the shareholder or, in the case of an enterprise, registered office and business registration (CVR) number, the number of shares and their nominal value and share classes (if applicable) as well as information about the basis on which the calculation of the holdings has been made. In the event that the shareholder is a non-resident company or citizen of Denmark, the notification shall include documentation, which clearly identifies the owner. The company shall cause the notification to be entered in the owners’ register.
Pursuant to The Danish Companies Act, section 58a, we are obligated to collect and store for a period of at least five years certain information regarding the beneficial owners of shares in the Company. A beneficial owner is a physical person who ultimately holds or controls, directly or indirectly, a sufficient part of the ownership interests or voting rights or exercises control by other means, except for owners of companies whose ownership interests are traded on a regulated market or a similar market which is subject to a duty of disclosure in accordance with EU law or similar international standards.
The legal status of the notification obligations is not fully clarified in relation to ADS holders and an ADS holder may be subject to such obligations.
General Meetings
The general meeting of shareholders is the highest authority in all matters, subject to the limitations provided by Danish law and the articles of association. The annual general meeting shall be held at our home address or in the Greater Copenhagen area not later than the end of May in each year.
At the annual general meeting, the audited annual report is submitted for approval, together with the proposed appropriations of profit/treatment of loss, the election of the board of directors and election of our auditors. In addition, the board of directors reports on our activities during the past year.
General meetings are convened by the board of directors with a minimum of two weeks’ notice and a maximum of four weeks’ notice. A convening notice will also be forwarded to shareholders recorded in our owners’ register, who have requested such notification and by publication in the Danish Business Authority’s computerized information system and on the company’s website.
At the latest, two weeks before a general meeting (inclusive of the day of the general meeting), we shall make the following information and documents available at our website.
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the convening notice,

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the documents that shall be presented at the general meeting, and

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the agenda and the complete proposals.

Shareholders are entitled to attend general meetings, either in person or by proxy and they or their proxy may be accompanied by one advisor. A shareholder’s right to attend general meetings and to vote at general meetings is determined on the basis of the shares that the shareholder holds on the registration date. The registration date shall be one week before the general meeting is held. The shares which the individual shareholder holds are calculated on the registration date on the basis of the registration of ownership in the owners’ register as well as notifications concerning ownership which the Company has received with a view to update the ownership in the owners’ register. In addition, any shareholder who is entitled to attend a general meeting and who wishes to attend must have requested an admission card from us no later than three days in advance of the general meeting.
Any shareholder is entitled to submit proposals to be discussed at the general meetings. However, proposals by the shareholders to be considered at the annual general meeting must be submitted in writing to the board of directors not later than six weeks prior the general meeting.
Extraordinary general meetings must be held upon resolution of a general meeting to hold such a meeting or upon request of, the board of directors, our auditors or shareholders representing at least 1/20 of the registered share capital or such lower percentage as our articles of association may provide. Our articles of association do not state such lower percentage.
Holders of ADSs are not entitled to directly receive notices or other materials and may not attend or vote at general meetings.
Resolutions in General Meetings
Resolutions made by the general meeting generally may be adopted by a simple majority of the votes cast, subject only to the mandatory provisions of the Danish Companies Act and our articles of association. Resolutions concerning all amendments to the articles of association must be passed by two-thirds of the votes cast as well as two-thirds of the share capital represented at the general meeting. Certain resolutions, which limit a shareholder’s ownership or voting rights, are subject to approval by a nine-tenth majority of the votes cast and the share capital represented at the general meeting. Decisions to impose or increase any obligations of the shareholders towards the company require unanimity.
Quorum Requirements
There are no quorum requirements generally applicable to general meetings of shareholders. To this extent, our practice varies from the requirement of Nasdaq Listing Rule 5620(c), which requires an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting shares.
Squeeze out
According to Section 73 of the Danish Companies Act, a minority shareholder may require a majority shareholder that holds more than 90% of the company’s registered share capital and the corresponding voting rights to redeem his or her shares. Similarly, a majority shareholder holding more than 90% of the company’s share capital and the corresponding voting rights may, according to Section 70 of the same act, redeem the minority shareholder’s shares. In the event that the parties cannot agree to the terms of redemption and the valuation basis of the redemption price, this shall be determined by an independent evaluator appointed by the court for the district in which the registered office of the company is situated.

Comparison of Danish Corporate Law and our Articles of Association and Delaware Corporate Law
The following comparison between Danish corporate law, which applies to us, and Delaware corporate law, the law under which many publicly listed companies in the United States are incorporated, discusses additional matters not otherwise described in this annual report. This summary is subject to Danish law, including the Danish Companies Act, and Delaware corporation law, including the Delaware General Corporation Law. Further, please note that as an ADS holder you will not be treated as one of our shareholders and will not have any shareholder rights.
Duties of Directors
Denmark.   Public limited liability companies in Denmark are usually subject to a two-tier governance structure with the board of directors having the ultimate responsibility for the overall supervision and strategic management of the company in question and with an executive board/management being responsible for the day-to-day operations. Each Director and member of the executive board/management is under a fiduciary duty to act in the interest of the company, but shall also take into account the interests of the creditors and the shareholders. Under Danish law, the members of the board of directors and executive management of a limited liability company are liable for losses caused by negligence whether shareholders, creditors or the company itself suffers such losses. They may also be liable for wrongful information given in the annual financial statements or any other public announcements from the company. An investor suing for damages is required to prove its claim with regard to the incurred loss, negligence and causation. Danish courts, when assessing negligence, have been reluctant to impose liability unless the directors and officers neglected clear and specific duties. This is also the case when it comes to liability with regard to public offerings or liability with regard to any other public information issued by the company.
Delaware.   The board of directors bears the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its stockholders. Delaware courts have decided that the directors of a Delaware corporation are required to exercise informed business judgment in the performance of their duties. Informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation. In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.
Terms of the Members of our Board of Directors
Denmark.   Under Danish law, the members of the board of directors of a limited liability company are generally appointed for an individual term of one year (terms may have a maximum period of four years). There is no limit in the number of consecutive terms the directors may serve. Pursuant to our articles of association, our directors are appointed by the general meeting of shareholders for a term of one year. Election of directors is, according to our articles of association, an item that shall be included on the agenda for the annual general meeting.
At the general meeting, shareholders are entitled at all times to dismiss a director elected by the general meeting by a simple majority vote.
Pursuant to the Danish Companies Act, in a limited liability company that employed an average of at least 35 employees in the preceding three years, the employees are entitled to elect a minimum of two representatives and alternate members to the company’s board of directors and up to one half the number of the shareholder elected directors. If the number of representatives to be elected by the employees is not a whole number, such number must be rounded up. However, as of June 30, 2023. our company had 53 employees. As of the date of this prospectus, our employees have not demanded representation on our board of directors.
Delaware.   The Delaware General Corporation Law generally provides for a one-year term for directors, but permits directorships to be divided into up to three classes, of relatively equal size, with up to three-year terms, with the years for each class expiring in different years, if permitted by the certificate of incorporation, an initial bylaw or a bylaw adopted by the stockholders. A director elected to serve a term on a “classified” board may not be removed by stockholders without cause. There is no limit in the number of terms a director may serve.
Director Vacancies
Denmark.   Under Danish law, new directors are elected by the shareholders in a general meeting also in the event of vacancies. A general meeting will thus have to be convened in order to fill a vacancy on the board of directors. However, the board of directors may choose to wait to fill vacancies until the next annual general meeting of the company, provided that the number of remaining directors is more than two, and provided that the remaining directors can still constitute a quorum. It is only a statutory requirement to convene a general meeting to fill vacancies if the number of remaining members on the board is less than three.
Delaware.   The Delaware General Corporation Law provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless (1) otherwise provided in the certificate of incorporation or bylaws of the corporation or (2) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case any other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.
Conflict-of-interest Transactions
Denmark.   Under Danish law, directors may not take part in any matter or decision-making that involves a subject or transaction in relation to which the director has a conflict of interest with us.
Delaware.   The Delaware General Corporation Law generally permits transactions involving a Delaware corporation and an interested director of that corporation if:
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the material facts as to the director’s relationship or interest are disclosed and a majority of disinterested directors consent;

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the material facts are disclosed as to the director’s relationship or interest and a majority of shares entitled to vote thereon consent; or

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the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the stockholders.

Proxy Voting by Directors
Denmark.   In the event that a director in a Danish limited liability company is unable to participate in a board meeting, the elected alternate, if any, shall be given access to participate in the board meeting. Unless the board of directors has decided otherwise, or as otherwise is set out in the articles of association, the director in question may in special cases grant a power of attorney to another director, provided that this is considered safe considering the agenda in question.
Delaware.   A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.
Stockholder Rights
Notice of Meeting
Denmark.   According to the Danish Companies Act, general meetings in limited liability companies shall be convened by the board of directors with a minimum of two weeks’ notice and a maximum of four weeks’ notice as set forth in the articles of association. A convening notice shall also be forwarded to shareholders recorded in our owners’ register, who have requested such notification. There are specific requirements as to the information and documentation required to be disclosed in connection with the convening notice.

Delaware.   Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and purpose or purposes of the meeting.
Voting Rights
Denmark.   Each ordinary share confers the right to cast one vote at the general meeting of shareholders, unless the articles of association provide otherwise. Each holder of ordinary shares may cast as many votes as it holds shares. Shares that are held by us or our subsidiaries do not confer the right to vote.
Delaware.   Under the Delaware General Corporation Law, each stockholder is entitled to one vote per share of stock, unless the certificate of incorporation provides otherwise. In addition, the certificate of incorporation may provide for cumulative voting at all elections of directors of the corporation, or at elections held under specified circumstances. Either the certificate of incorporation or the bylaws may specify the number of shares and/or the amount of other securities that must be represented at a meeting in order to constitute a quorum, but in no event can a quorum consist of less than one third of the shares entitled to vote at a meeting.
Stockholders as of the record date for the meeting are entitled to vote at the meeting, and the board of directors may fix a record date that is no more than 60 nor less than ten days before the date of the meeting, and if no record date is set then the record date is the close of business on the day next preceding the day on which notice is given, or if notice is waived then the record date is the close of business on the day next preceding the day on which the meeting is held. The determination of the stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.
Shareholder Proposals
Denmark.   According to the Danish Companies Act, extraordinary general meetings of shareholders will be held whenever our board of directors or our appointed auditor requires. In addition, one or more shareholders representing at least 1/20th of the registered share capital of the company may, in writing, require that a general meeting be convened. If such a demand is forwarded, the board of directors shall convene the general meeting within two weeks thereafter.
All shareholders have the right to present proposals for adoption at the annual general meeting, provided that the proposals are made in writing and forwarded at the latest six weeks prior thereto. In the event that the proposal is received at a later date, the board of directors will decide whether the proposal has been forwarded in due time to be included on the agenda. Any business not included on the agenda may be transacted by the general meeting only if all shareholders’ consent.
Delaware.   Delaware law does not specifically grant stockholders the right to bring business before an annual or special meeting of stockholders. However, if a Delaware corporation is subject to the SEC’s proxy rules, a stockholder who owns at least $2,000 in market value, or 1% of the corporation’s securities entitled to vote, may propose a matter for a vote at an annual or special meeting in accordance with those rules.
Action by Written Consent
Denmark.   Under Danish law, it is permissible for shareholders to take action and pass resolutions by written consent in the event of unanimity; however, this will normally not be the case in listed companies and for a listed company, this method of adopting resolutions is generally not feasible.
Delaware.   Although permitted by Delaware law, publicly listed companies do not typically permit stockholders of a corporation to take action by written consent.
Appraisal Rights
Denmark.   The concept of appraisal rights does not exist under Danish law, except in connection with statutory redemptions rights according to the Danish Companies Act.

According to Section 73 of the Danish Companies Act, a minority shareholder may require a majority shareholder that holds more than 90% of the company’s registered share capital to redeem his or her shares. Similarly, a majority shareholder holding more than 90% of the company’s share capital may, according to Section 70 of the same act, squeeze out the minority shareholders. In the event that the parties cannot agree to the redemption squeeze out price, this shall be determined by an independent evaluator appointed by the court. Additionally, there are specific regulations in Sections 249, 267, 285 and 305 of the Danish Companies Act that require compensation in the event of national or cross-border mergers and demergers. Moreover, shareholders who vote against a cross-border merger or demerger are, according to Sections 286 and 306 of the Danish Companies Act, entitled to have their shares redeemed.
Delaware.   The Delaware General Corporation Law provides for stockholder appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the stockholder’s shares, in connection with certain mergers and consolidations.
Shareholder Suits
Denmark.   Under Danish law, only a company itself can bring a civil action against a third party; an individual shareholder does not have the right to bring an action on behalf of a company. An individual shareholder may, in its own name, have an individual right to take action against such third party in the event that the cause for the liability of that third party also constitutes a negligent act directly against such individual shareholder.
Delaware.   Under the Delaware General Corporation Law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met. A person may institute and maintain such a suit only if that person was a stockholder at the time of the transaction which is the subject of the suit. In addition, under Delaware case law, the plaintiff normally must be a stockholder at the time of the transaction that is the subject of the suit and throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff   make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff in court, unless such a demand would be futile.
Repurchase of Shares
Denmark.   Danish limited liability companies may not subscribe for newly issued shares in their own capital. Such company may, however, according to the Danish Companies Act Sections 196-201, acquire fully paid shares of its own capital provided that the board of directors has been authorized thereto by the shareholders acting in a general meeting. Such authorization can only be given for a maximum period of five years and the authorization shall fix (i) the maximum value of the shares and (ii) the minimum and the highest amount that the company may pay for the shares. Shares may generally only be acquired using distributable reserves.
Delaware.   Under the Delaware General Corporation Law, a corporation may purchase or redeem its own shares unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation. A Delaware corporation may, however, purchase or redeem out of capital any of its preferred shares or, if no preferred shares are outstanding, any of its own shares if such shares will be retired upon acquisition and the capital of the corporation will be reduced in accordance with specified limitations.
Anti-takeover Provisions
Denmark.   Under Danish law, it is possible to implement limited protective anti-takeover measures. Such provisions may include, among other things, (i) different share classes with different voting rights, (ii) specific requirements to register the shares on name in the company’s owners register and (iii) notification requirements concerning participation in general meetings. We have currently not adopted any such provisions.

Delaware.   In addition to other aspects of Delaware law governing fiduciary duties of directors during a potential takeover, the Delaware General Corporation Law also contains a business combination statute that protects Delaware companies from hostile takeovers and from actions following the takeover by prohibiting some transactions once an acquirer has gained a significant holding in the corporation.
Section 203 of the Delaware General Corporation Law prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder that beneficially owns 15% or more of a corporation’s voting stock, within three years after the person becomes an interested stockholder, unless:
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the transaction that will cause the person to become an interested stockholder is approved by the board of directors of the target prior to the transaction;

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after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including shares owned by persons who are directors and officers of interested stockholders and shares owned by specified employee benefit plans; or

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after the person becomes an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least 66.67% of the outstanding voting stock, excluding shares held by the interested stockholder.

A Delaware corporation may elect not to be governed by Section 203 by a provision contained in the original certificate of incorporation of the corporation or an amendment to the original certificate of incorporation or to the bylaws of the company, which amendment must be approved by a majority of the shares entitled to vote and may not be further amended by the board of directors of the corporation. Such an amendment is not effective until 12 months following its adoption.
Inspection of Books and Records
Denmark.   According to Section 150 of the Danish Companies Act, a shareholder may request an inspection of the company’s books regarding specific issues concerning the management of the company or specific annual reports. If approved by shareholders with simple majority, one or more investigators are elected. If the proposal is not approved by simple majority but 25% of the share capital votes in favor, then a shareholder can request the court to appoint an investigator.
Delaware.   Under the Delaware General Corporation Law, any stockholder may inspect certain of the corporation’s books and records, for any proper purpose, during the corporation’s usual hours of business.
Pre-emptive Rights
Denmark.   Under Danish law, all shareholders have pre-emptive subscription rights in connection with capital increases that are carried out as cash contributions. In connection with an increase of a company’s share capital, the shareholders may, by resolution at a general meeting, approve deviations from the general Danish pre-emptive rights of the shareholders. Under the Danish Companies Act, such resolution must be adopted by the affirmative vote of shareholders holding at least a two-thirds majority of the votes cast and the share capital represented at the general meeting and requires that such capital increases will be carried out as a cash contribution at market price.
The board of directors may resolve to increase our share capital without pre-emptive subscription rights for existing shareholders pursuant to the authorizations described above under the caption “Development of the Share Capital.”
Unless future issuances of new shares are registered under the Securities Act or with any authority outside Denmark, United States shareholders and shareholders in jurisdictions outside Denmark may be unable to exercise their pre-emptive subscription rights under United States securities law.
Delaware.   Under the Delaware General Corporation Law, stockholders have no pre-emptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the certificate of incorporation.

Dividends
Denmark.   Under Danish law, the distribution of ordinary and extraordinary dividends requires the approval of a company’s shareholders at a company’s general meeting. Under the Danish Companies Act the general meeting may authorize the board of directors to resolve to distribute extraordinary dividends after presentation of a company’s first financial statements. The authorization may be subject to financial and time restrictions. The shareholders may not distribute dividends in excess of the recommendation from the board of directors and may only pay out dividends from our distributable reserves, which are defined as amounts stated as retained earnings in the Company’s latest approved financial statements, and reserves not being non-distributable under a statute or the Company’s articles of association, less retained earnings. The decision to pay out extraordinary dividends shall be accompanied by a balance sheet, and the board of directors determine whether it will be sufficient to use the balance sheet from the annual report or if an interim balance sheet for the period from the annual report period until the extraordinary dividend payment shall be prepared. If extraordinary dividends are paid out later than six months following the financial year for the latest annual report, an interim balance sheet showing that there are sufficient funds shall always be prepared.
Furthermore, it is possible under Danish law to distribute assets other than cash as dividends. If assets other than cash are distributed as dividends, a valuation report must be prepared. The valuation report must be prepared by one or more impartial valuation experts.
Delaware.   Under the Delaware General Corporation Law, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value. Dividends may be paid in the form of shares, property or cash.
Shareholder Vote on Certain Reorganizations
Denmark.   Under Danish law, all amendments to the articles of association shall be approved by the general meeting of shareholders with a minimum of two-thirds of the votes cast and two-thirds of the represented share capital. The same applies to solvent liquidations, mergers with the company as the discontinuing entity, mergers with the company as the continuing entity if shares are issued in connection therewith and demergers with the company as the transferor company and demergers with the company as the existing transferee if amendment of the articles of association for any purpose other than the adoption of the transferor company’s name or secondary name as the transferee company’s secondary name is required to be made. Under Danish law, it is debatable whether the shareholders must approve a decision to sell all or virtually all of the company’s business/assets.
Delaware.   Under the Delaware General Corporation Law, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger or consolidation or the sale of all or substantially all of the assets of a corporation. The Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision requiring for any corporate action the vote of a larger portion of the stock or of any class or series of stock than would otherwise be required.
Under the Delaware General Corporation Law, no vote of the stockholders of a surviving corporation to a merger is needed, however, unless required by the certificate of incorporation, if (1) the agreement of merger does not amend in any respect the certificate of incorporation of the surviving corporation, (2) the shares of stock of the surviving corporation are not changed in the merger and (3) the number of shares of common stock of the surviving corporation into which any other shares, securities or obligations to be issued in the merger may be converted does not exceed 20% of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger. In addition, stockholders may not be entitled to vote in certain mergers with other corporations that own 90% or more of the outstanding shares of each class of stock of such corporation, but the stockholders will be entitled to appraisal rights.
Amendments to Governing Documents
Denmark.   All resolutions made by the general meeting may be adopted by a simple majority of the votes, subject only to the mandatory provisions of the Danish Companies Act and the articles of association. Resolutions concerning all amendments to the articles of association must be passed by two-thirds of the votes cast as well as two-thirds of the share capital represented at the general meeting. Certain resolutions, which limit a shareholder’s ownership or voting rights, are subject to approval by a nine-tenth majority of the votes cast and the share capital represented at the general meeting. Decisions to impose any or increase any obligations of the shareholders towards the company require unanimity.
Delaware.   Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors.
Transfer Agent and Registrar
The transfer agent and registrar for our shares is Computershare A/S, Lottenborgvej 26 D, 1., DK-2800 Kgs. Lyngby, Denmark. The Bank of New York Mellon serves as the depositary, registrar and transfer agent for the ADSs.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
Under the terms of that certain Deposit Agreement, dated as of January 12, 2021, as amended and supplemented from time to time, or the Deposit Agreement, by and among us, The Bank of New York Mellon as the depositary, and all holders and beneficial owners of the ADSs, the depositary will register and deliver the ADSs. Each ADS will represent one ordinary share (or a right to receive one ordinary share) deposited with the depositary, acting through an office located in the United Kingdom, as custodian for the depositary. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The deposited shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.
You may hold ADSs either (i) directly (a) by having an American Depositary Receipt, or an ADR, which is a certificate evidencing a specific number of ADSs registered in your name, or (b) by having uncertificated ADSs registered in your name, or (ii) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, or DTC. If you hold ADSs directly, you are a registered ADS holder, or an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.
As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. European and Danish law governs shareholder rights. The depositary will be the holder of the shares underlying the ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.
The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. Those documents are filed as exhibits to the registration statement of which this prospectus forms a part.
Dividends and Other Distributions
How will ADS holders receive dividends and other distributions on the ordinary shares?
The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.
Cash
The depositary will convert any cash dividend or other cash distribution we pay on the shares into United States dollars, if it can do so on a reasonable basis. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.
Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation” included elsewhere in this prospectus. The depositary will distribute only whole United States dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.
Shares
The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.
Rights to purchase additional shares
If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. United States securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.
Other Distributions
The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. United States securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.
The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.
Deposit, Withdrawal and Cancellation
How are ADSs issued?
The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?
You may surrender the ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.
How do ADS holders interchange between certificated ADSs and uncertificated ADSs?
You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.
Voting Rights
How do ADS holders vote?
ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of the Denmark and the provisions of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.
Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender the ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.
We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your ordinary shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your ordinary shares are not voted as you requested.
In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.

Fees and Expenses
Persons depositing or withdrawing shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)
Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property
Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates
Any cash distribution to ADS holders

$0.05 (or less) per ADS
Persons depositing or withdrawing shares or ADS holders must pay:	For:
A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders
$0.05 (or less) per ADS per calendar year	Depositary services
Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares
Expenses of the depositary	Cable and facsimile transmissions (when expressly provided in the deposit agreement) Converting foreign currency to United States dollars
Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary
Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary
The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.
From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.
The depositary may convert currency itself or through any of its affiliates and, the custodian or we may convert currency and pay U.S. dollars to the depositary. Where the depositary converts currency itself or through any of its affiliates, the depositary acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions made by the depositary is available upon request. Where the custodian converts currency, the custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to ADS holders, and the depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate. In certain instances, the depositary may receive dividends or other distributions from us in U.S. dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by us and, in such cases, the depositary will not engage in, or be responsible for, any foreign currency transactions and neither it nor we make any representation that the rate obtained or determined by us is the most favorable rate and neither it nor we will be liable for any direct or indirect losses associated with the rate.
Payment of Taxes
You will be responsible for any taxes or other governmental charges payable on or with respect to the ADSs or the deposited securities represented by any of the ADSs. The depositary may refuse to register any transfer of the ADSs or allow you to withdraw the deposited securities represented by the ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by the ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.
Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities
The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.
If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.
If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.
If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs, if any, in exchange for new ADRs identifying the new deposited securities.
If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender or of those ADSs or cancel those ADSs upon notice to the ADS holders.
Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold the ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.
How may the deposit agreement be terminated?
The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if:
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60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

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we delist the ADSs from an exchange in the United States on which they were listed and do not list the ADSs on another exchange in the United States or make arrangements for trading of ADSs on the United States over-the-counter market;

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we delist our ordinary shares from an exchange outside the United States on which they were listed and do not list the shares on another exchange outside the United States;

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the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act;

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we appear to be insolvent or enter insolvency proceedings

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all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

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there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

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there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.
After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.
Limitations on Obligations and Liability
Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs
The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:
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are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

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are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

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are not liable if we or it exercises discretion permitted under the deposit agreement;

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are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

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have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

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may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

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are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

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the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.
Requirements for Depositary Actions
Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:
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payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

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satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

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compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.
Your Right to Receive the Shares Underlying the ADSs
ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:
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when temporary delays arise because (i) the depositary has closed its transfer books or we have closed our transfer books, (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting or (iii) we are paying a dividend on our ordinary shares;

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when you owe money to pay fees, taxes and similar charges; or

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when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.
Direct Registration System
In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, or DRS, and Profile Modification System, or Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.
In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.
Shareholder Communications; Inspection of Register of Holders of ADSs
The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.
Jury Trial Waiver
The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our ordinary shares, the ADSs or the deposit agreement, including any claim under the United States federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.
You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with United States federal securities laws and the rules and regulations promulgated thereunder.

CERTAIN MATERIAL TAX CONSIDERATIONS
Danish Tax Considerations
The following discussion describes the material Danish tax consequences under present law of an investment in the ADSs. The summary is for general information only and does not purport to constitute tax or legal advice. It is specifically noted that the summary does not address all possible tax consequences relating to an investment in the ADSs. The summary is based solely on the tax laws of Denmark in effect on the date of this prospectus. Danish tax laws may be subject to change, possibly with retroactive effect.
The summary does not cover investors to whom special tax rules apply, and, therefore, may not be relevant, for example, to investors subject to the Danish Tax on Pension Yields Act (i.e., pension savings), professional investors, certain institutional investors, insurance companies, pension companies, banks, stockbrokers and investors with tax liability on return on pension investments. The summary does not cover taxation of individuals and companies who carry on a business of purchasing and selling shares. The summary only sets out the tax position of the direct owners of the ADSs and further assumes that the direct investors are the beneficial owners of the ADSs and any dividends thereon. Sales are assumed to be sales to a third party.
Potential investors in the ADSs are advised to consult their tax advisors regarding the applicable tax consequences of acquiring, holding and disposing of the ADSs based on their particular circumstances.
Investors who may be affected by the tax laws of other jurisdictions should consult their tax advisors with respect to the tax consequences applicable to their particular circumstances as such consequences may differ significantly from those described herein.
Taxation of Danish Tax Resident Holders of the ADSs
It is currently not clear under the current Danish tax legislation or case law how the listed ADSs are to be treated for tax purposes, and therefore no level of assurance can be given on this matter. For the purpose of the below comments, it is assumed that Danish tax resident holders of the ADSs should be treated as holders of listed shares in the company for both Danish corporate law purpose and Danish tax purposes, even though the company’s ordinary shares are not admitted to trading on a regulated market. Recent communications and binding rulings from the Danish Tax Assessment Council indicate that the holders of ADSs for Danish tax purposes are treated as holders of listed ordinary shares. The same communications and rulings indicate that the actual distribution of dividends on ADSs to Danish investors are considered dividends for Danish tax purposes. However, it should be emphasized that these communications and binding rulings are based on the actual facts and circumstances and terms and conditions of the depositary agreement implying that a holder of ADSs might not be able to rely on said rulings, the position cannot therefore be said to be clear.
In the event that the holders of ADSs are not treated as holding listed shares, it is likely that they will be treated as either holding unlisted shares or financial instruments for tax purposes.
As described above, the below summary assumes that the holders of ADSs listed in the U.S. should be treated as holding listed ordinary shares in the company for Danish tax purposes, but if this is not the case, then this will impact the Danish tax treatment of the holders of ADSs, including in respect of the taxation of dividends paid to holders of ADSs.
Sale of the ADSs (Individuals) assuming treatment as listed shares under Danish tax law
For individual investor in 2023, gains from the sale of shares are include in the computation of the annual share income subject to 27% tax on the first DKK 58,900 or cohabiting spouses, a total of DKK 117,800) and at a rate of 42% on share income exceeding DKK 58,900 (for cohabiting spouses over DKK 117,800). Such amounts are subject to annual adjustments and include all share income (i.e., all capital gains and dividends derived by the individual or cohabiting spouses, respectively).

Gains and losses on the sale of shares are calculated as the difference between the purchase price and the sales price. The purchase price is generally determined using the average method (in Danish “gennemsnitsmetoden”) as a proportionate part of the aggregate purchase price for all the shareholder’s shares in a company (i.e. not the purchase price paid for each share).
Losses on the sale of listed shares can only be offset against other share income deriving from listed shares (i.e., dividends and capital gains on the sale of listed shares) and subject to the Danish tax authorities having received certain information concerning the ownership of the shares in due time. Unused losses will automatically be offset against a cohabiting spouse’s share income deriving from listed shares and any additional losses can be carried forward and offset against future share income deriving from listed shares.
Sale of the ADSs (Companies) assuming treatment as unlisted shares under Danish tax law
For the purpose of taxation of sales of shares made by shareholders (companies), a distinction is made between Subsidiary Shares, Group Shares, Tax-Exempt Portfolio Shares and Taxable Portfolio Shares (note that the ownership threshold described below is applied on the basis of the number of all shares issued by a company, and not on the basis of the number of the ADSs issued):
“Subsidiary Shares” are generally defined as shares owned by a shareholder holding at least 10% of the nominal share capital of the issuing company.
“Group Shares” are generally defined as shares in a company in which the shareholder of the company and the issuing company are subject to Danish joint taxation or fulfill the requirements for international joint taxation under Danish law (i.e., the company is controlled by the shareholder).
“Tax-Exempt Portfolio Shares” are defined as shares not admitted to trading on a regulated market or multilateral trading facility owned by a shareholder holding less than 10% of the nominal share capital of the issuing company.
“Taxable Portfolio Shares,” which are defined as shares that do not qualify as Subsidiary Shares, Group Shares or Tax-Exempt Portfolio Shares, e.g. shares admitted to trading on a regulated market (such as the ordinary shares and the ADSs) owned by a shareholder holding less than 10% of the nominal share capital of the issuing company
Gains or losses on disposal of Subsidiary Shares and Group Shares and Tax-Exempt Portfolio Shares are generally not included in the taxable income of the shareholder.
Special rules apply with respect to Subsidiary Shares and Group Shares to prevent certain holding company structures just as other anti-avoidance rules may apply. These rules will not be described in further detail.
Capital gains on listed Taxable Portfolio Shares are taxable at the general corporate tax rate of 22% and losses on such shares are generally deductible.
Gains and losses on listed Taxable Portfolio Shares are taxed under the mark-to-market principle irrespective of realization.
According to the mark to market principle, each year’s taxable gain or loss on Taxable Portfolio Shares is calculated as the difference between the market value of the shares at the beginning of the tax year and the market value of the shares at the end of the tax year. Hence, taxation will take place on an accrual basis even if no shares have been disposed of and no gains or losses have been realized.
A change of status from respectively Subsidiary Shares/Group Shares/Tax-Exempt Portfolio Shares to Taxable Portfolio Shares is for tax purposes considered a disposal of the shares and a reacquisition of the shares at market value at the time of change of status.
Dividends (Individuals)
As described above, the recent communications and binding rulings from the Danish Tax Assessment Council indicate that the holders of ADSs for Danish tax purposes are treated as holders of listed ordinary shares. The same communications and rulings indicate that the actual distribution of dividends on ADSs to Danish investors are considered dividends for Danish tax purposes. Provided that such distributions to Danish tax resident individual investors are treated as dividends, taxation as share income, as described above, will take place. All share income must be included when calculating whether the amounts described above are exceeded. Dividends paid to individuals are generally subject to 27% withholding tax.
Dividends (Companies)
For corporate investors, dividends paid (subject to the same uncertainty as described immediately above) on Subsidiary Shares and Group Shares generally are tax-exempt irrespective of ownership period.
Dividends paid on Tax-Exempt Portfolio Shares are partly taxable as 70% of the dividends received are included in the taxable income, which corresponds to an effective taxation of 15.4% irrespective of ownership period.
Dividends paid on Taxable Portfolio Shares are taxable at the general corporate rate of 22% and tax is generally withheld with 22%.
The actual withholding tax rate is as a starting point 27% but may be reduced (0%, 15.4%, 22%) if certain requirements are met. A claim for repayment may be made within two months or the excess tax will be offset the corporation income tax for the year in question. The statute of limitation is three years.
Taxation of Shareholders Residing Outside Denmark
It is currently not clear under current Danish tax legislation or case law how the listed ADSs are to be treated for tax purposes, and therefore no level of assurance can be given on this matter. For the purpose of the below comments, it is assumed that non-Danish tax resident holders of the ADSs should be treated as holders of listed shares in our company for both Danish corporate law purposes and Danish tax purposes, even though our company’s ordinary shares are not admitted to trading on a regulated market. Recent communications and binding rulings from the Danish Tax Assessment Council indicates that the holders of ADSs for Danish tax purposes are treated as holders of listed ordinary shares. The same communications and rulings indicate that the actual distribution of dividends on ADSs to Danish investors are considered dividends for Danish tax purposes. However, it should be emphasized that these communications and binding rulings are based on an individual analysis based on the actual facts and circumstances and terms and conditions of the depositary agreement implying that a holder of ADSs might not be able to rely on said rulings.
In the event that the holders of ADSs are not treated as holding listed shares in our company, it is likely that they will be treated as either holding unlisted shares or financial instruments for Danish tax purposes.
As described above, the below summary assumes that the holders of ADSs listed in the U.S. should be treated as holding listed ordinary shares in our company for Danish tax purposes, but if this is not the case, then this will impact the Danish tax treatment of the holders of ADSs, including in respect of the taxation of dividends paid to holders of ADSs.
Sale of the ADSs (Individuals and Companies)
Holders of the ADSs not resident in Denmark are normally not subject to Danish taxation on any gains realized on the sale of ADSs, irrespective of the ownership period, subject to certain anti-avoidance rules seeking to prevent that taxable dividend payments are converted to tax exempt capital gains.
No Danish share transfer tax or stamp duties should be payable on transfer of ADSs.
If an investor holds the ADSs in connection with a trade or business conducted from a permanent establishment in Denmark, gains on shares may be included in the taxable income of such activities pursuant to the rules applying to Danish tax residents as described above.

Dividends (Individuals)
As described above, the recent communications and binding rulings from the Danish Tax Assessment Council indicate that the holders of ADSs for Danish tax purposes are treated as holders of listed ordinary shares in the company. The same communications and rulings indicate that the actual distribution of dividends on ADSs to investors are considered dividends for Danish tax purposes. In principle the holders of the ADSs should therefore be entitled to apply for a refund of Danish withholding tax on dividends paid by the company. However, it remains uncertain how the Danish tax authorities will accept/handle this in practice and whether. the holders of ADSs will in fact be entitled to apply for a refund of Danish withholding tax on dividends paid by the company
If the holders of ADS for Danish purposes are treated as holders of the ordinary shares in the company and are entitled to apply for a refund of Danish withholding tax on dividends paid by the company, then the below should apply;
Dividends paid to individuals are generally subject to 27% withholding tax. The withholding tax is 44% for dividends paid to beneficial owners in “Blacklisted Jurisdictions”. The 44% rate only applies to “Main Shareholders” which generally encompass individual shareholders holding more than 25% of the shares or 50% of the votes.
Non-residents of Denmark are not subject to additional Danish income tax in respect to dividends received on shares.
If the holders of the ADSs are considered beneficial owners of the dividends according to the applicable double tax treaty between Denmark and the tax residence country of the ADS holder, the withholding tax rate under such double tax treaty may apply to the extent the tax residency of the ADS holder can be documented and to the extent it can be documented that the dividends are in fact paid onwards to the holder of the ADSs as the beneficial owner.
For holders of ADSs (as the beneficial owners of the dividends on the ordinary shares), if the withholding tax rate applied is higher than the applicable final tax rate (as reduced according to domestic law or an applicable double tax treaty) for the holder of ADSs, a request for a refund of Danish tax in excess hereof can be made in the following situations:
Reduction According to Tax Treaty
In the event that the ADS holder is a resident of a state with which Denmark has entered into a tax treaty, the holder may generally, through certain certification procedures, seek a refund from the Danish tax authorities of the tax withheld in excess of the applicable treaty rate, which is typically 15%. Denmark has entered into tax treaties with approximately 80 countries, including the United States, Switzerland and almost all members of the European Union. The tax treaty between Denmark and the United States generally provides for a 15% tax rate.
Reduction According to Danish Tax Law
If the ADS holder holds less than 10% of the nominal share capital (in the form of ordinary shares in the company and not on the basis of the number of the ADSs issued) of the company and the ADS holder is tax resident in a state which has a double tax treaty or an international agreement, convention or other administrative agreement on assistance in tax matters according to which the competent authority in the state of the ADS holder is obligated to exchange information with Denmark, dividends are subject to tax at a rate of 15%. If the ADS holder is tax resident outside the European Union, it is an additional requirement for eligibility for the 15% tax rate that the ADS holder together with related ADS holders holds less than 10% of the nominal share capital of the company.
Note that the reduced tax rate does not affect the withholding rate, which is why the holder must claim a refund as described above in order to benefit from the reduced rate.
Where a non-resident of Denmark holds shares which can be attributed to a permanent establishment in Denmark, dividends are taxable pursuant to the rules applying to Danish tax residents described above.

The recent communications and binding rulings from the Danish Tax Assessment Council indicates that a holder of ADSs selling such ADSs back to the company should be exempt from withholding tax on the basis of a specific exception applying to shares in listed companies. It should be emphasized that these rulings are based on an individual analysis based on the actual facts and circumstances and terms and conditions of the depositary agreement implying that a holder of ADSs might not be able to rely on said rulings.
Dividends (Companies)
As described above, the recent communications and binding rulings from the Danish Tax Assessment Council indicates that holders of ADSs for Danish tax purposes are treated as holders of listed ordinary shares. The same communications and rulings indicate that the actual distribution of dividends on ADSs to investors are considered dividends for Danish tax purposes. In principle the holders of the ADSs should therefore be entitled to apply for a refund of Danish withholding tax on dividends paid by the company. However, it remains uncertain how the Danish tax authorities will accept/handle this in practice and whether the holders of ADSs will in fact be entitled to apply for a refund of Danish withholding tax on dividends paid by the company.
If the holders of ADS for Danish purposes are treated as holders of the ordinary shares in the company and are entitled to apply for a refund of Danish withholding tax on dividends paid by the company, then the below should apply;
Dividends paid to companies are generally subject to 27% withholding tax. The withholding tax is 44% for dividends paid on Group Shares and Subsidiary Shares held by beneficial owners in Blacklisted Jurisdictions as mentioned above.
Non-residents of Denmark are not subject to additional Danish income tax in respect to dividends received on shares.
If the investors of the ADSs are considered beneficial owners of the dividends according to the applicable double tax treaty between Denmark and the tax residence country of the ADS holder, the withholding tax rate under such double tax treaty may apply to the extent the tax residency of the ADS holder can be documented and to the extent it can be documented that the dividends are in fact paid onwards to the holder of the ADSs as the beneficial owner.
For investors (as beneficial owners of the dividends on the ordinary shares), if the withholding tax rate applied is higher than the applicable final tax rate (as reduced according to domestic law or an applicable double tax treaty) for the investor, a request for a refund of Danish tax in excess hereof can be made.
Dividends from Subsidiary Shares are tax exempt provided the taxation of the dividends is to be waived or reduced in accordance with the Parent-Subsidiary Directive (2011/96/EEC) or in accordance with a tax treaty with the jurisdiction in which the company investor is resident. If Denmark is to reduce taxation of dividends to a foreign company under a tax treaty, Denmark will not — as a matter of domestic law — exercise such right and will in general exempt from imposing any withholding tax. Further, dividends from Group Shares — not also being Subsidiary Shares — are exempt from Danish tax provided the company investor is a resident of the European Union or the EEA and provided the taxation of dividends should have been waived or reduced in accordance with the Parent-Subsidiary Directive (2011/96/EEC) or in accordance with a tax treaty with the country in which the company investor is resident had the shares been Subsidiary Shares.
Dividend payments on both Tax-Exempt and Taxable Portfolio Shares will generally be subject to a tax rate of 22% irrespective of ownership period. While the actual withholding tax rate is as a starting point 27%, it can be reduced if certain requirements are met as described below. If the withholding tax rate applied is higher than the applicable final tax rate for the shareholder, a request for a refund of Danish tax in excess hereof can be made by the shareholder in the following situations:
Reduction According to Tax Treaty
In the event that the shareholder is a resident of a state with which Denmark has entered into a double taxation treaty, the shareholder may generally, through certain certification procedures, seek a refund from the Danish tax authorities of the tax withheld in excess of the applicable treaty rate, which is typically 15%. Denmark has entered into tax treaties with a large number countries, including the United States and almost all members of the European Union. The tax treaty between Denmark and the United States generally provides for a 15% rate.
Reduction According to Danish Tax law
If the shareholder holds less than 10% of the nominal share capital (in the form of ordinary shares in the company and not on the basis of the number of the ADSs issued) in the company and the shareholder is resident in a jurisdiction which has a tax treaty or an international agreement, convention or other administrative agreement on assistance in tax according to which the competent authority in the state of the shareholder is obligated to exchange information with Denmark, dividends are generally subject to a tax rate of 15%. If the shareholder is tax resident outside the European Union, it is an additional requirement for eligibility for the 15% tax rate that the shareholder together with related shareholders holds less than 10% of the nominal share capital of the company. Note that the reduced tax rate does not affect the withholding rate, hence, in this situation the shareholder must also in this situation claim a refund as described above in order to benefit from the reduced rate. Where a non-resident company of Denmark holds shares which can be attributed to a permanent establishment in Denmark, dividends are taxable pursuant to the rules applying to Danish tax residents described above.
The recent communications and binding rulings from the Danish Tax Assessment Council indicate that a holder of ADSs selling such ADSs back to the company should be exempt from withholding tax on the basis of a specific exception applying to shares in listed companies. It should be emphasized that these rulings are based on an individual analysis based on the actual facts and circumstances and terms and conditions of the depositary agreement implying that a holder of ADSs might not be able to rely on said rulings.
Share Transfer Tax and Stamp Duties
No Danish share transfer tax or stamp duties should be payable on transfer of the shares.
Certain Material U.S. Federal Income Tax Considerations
The following discussion describes certain material United States federal income tax considerations relating to the acquisition, ownership and disposition of ADSs by a United States Holder (as defined below) that acquires the ADSs and holds them as a capital asset (generally property held for investment) under the Internal Revenue Code of 1986, as amended from time to time, or the “Code”. This discussion is based upon existing U.S. tax law (including the Code, its legislative history, existing, temporary and proposed United States Department of the Treasury Regulations promulgated thereunder, or the “Treasury Regulations”, administrative and judicial interpretations thereof, and other published rulings, guidance, and court decisions) in effect on the date hereof. These tax laws are subject to change, possibly with retroactive effect, and subject to differing interpretations that could affect the tax consequences described herein. No ruling has been sought from the Internal Revenue Service, or the “IRS”, or any other taxing authority, with respect to any United States federal income tax consequences described below. In addition, because the authorities upon which this summary is based are subject to various interpretations, the IRS, other taxing authorities, and the U.S. courts could disagree with one or more of the positions taken in this summary. This summary is not binding on the IRS or any other taxing authority or court, none of which are precluded from taking a position that is different from or contrary to, any position taken in this summary and there can be no assurance that the IRS, other taxing authority, or a court will not take a contrary position. No opinion from U.S. legal counsel has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of the ADSs.
This discussion does not address all aspects of United States federal income taxation that may be applicable to U.S. Holders in light of their particular circumstances or status including investors subject to special tax rules (such as, bank thrifts, and other financial institutions, insurance companies, broker-dealers in stocks, securities, currencies, or notional principal contracts, traders that have elected to mark securities to market, regulated investment companies, real estate investment trusts, partnerships or other pass-through entities, tax-exempt organizations including private foundations and charitable remainder trusts, pension plans, persons that hold the ADSs or ordinary shares as part of a straddle, hedge, conversion, constructive sale, or other integrated investment or transaction as determined for U.S. federal income tax purposes, persons subject to alternative minimum tax or whose “functional currency” is not the USD, U.S. expatriates or former long-term residents of the United States, persons that directly, indirectly or constructively own 10% or more (by vote or value) of the Company, persons who acquired interests in the Company pursuant to the exercise of any employee share option or otherwise as compensation, or persons holding interests in the Company through partnerships or other pass-through entities).
This section does not address the treatment of a non-U.S. holder, nor does it address the tax treatment under the laws of any U.S. state or local state or non-U.S. taxing jurisdiction or any U.S. estate or alternative minimum tax consequences.
This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the acquisition, ownership and disposition of the ADSs. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the ADSs that, for United States federal income tax purposes, is:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any State thereof or the District of Columbia;

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an estate the income of which is subject to United States federal income taxation regardless of its source; or

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a trust if (i) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) a valid election under the Treasury regulations is in effect for the trust to be treated as a United States person.

If a partnership or other pass-through entity (including any entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes) holds the ADSs, the tax treatment of a person treated as a partner or other owner in the partnership or other pass-through entity for U.S. federal income tax purposes generally will depend on the status of the partner or other owner and the activities of the partnership or other pass-through entity. Partnerships (and other entities or arrangements so treated for U.S. federal income tax purposes) and their future partners should consult their own tax advisors.
In general, and taking into account the earlier assumptions, for U.S. federal income tax purposes, a holder of ADSs will be treated as the owner of the shares represented by those ADSs. Exchanges of shares for ADSs, and ADSs for shares, generally will not be subject to United States federal income tax.
This discussion addresses only U.S. Holders and does not discuss any tax considerations other than United States federal income tax considerations. Prospective investors are urged to consult their own tax advisors regarding the United States federal, state and local, and non-U.S. income and other tax consequences of the purchase, ownership, and disposition of ADSs.
Dividends
Under the United States federal income tax laws, and subject to the PFIC rules discussed below under “— Passive Foreign Investment Company Considerations”, any distributions of cash or other property with respect to the ADSs (including any amounts withheld in respect thereof), generally will, to the extent made out of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes, constitute dividends for U.S. federal income tax purposes. Generally, the gross amount of any dividend we pay out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes) is includible in income for a U.S. Holder and subject to U.S. federal income taxation. Dividends paid to a non-corporate U.S. Holder that constitute dividend income from a “qualified foreign corporation” will be taxable at a preferential tax rate applicable to long-term capital gains, provided that the U.S. Holder holds the ADSs for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meets other holding period requirements. A non-United States corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program, or (ii) with respect to any dividend it pays on stock (or ADSs in respect of such stock) which is readily tradable on an established securities market in the United States. The ADSs are listed on The Nasdaq Capital Market, which is an established securities market in the United States. We therefore expect that dividends we pay with respect to the ADSs generally will constitute qualified dividend income. There can be no assurance, however, that the ADSs will be considered readily tradeable on an established securities market in later years.
A U.S. Holder must include any Danish tax withheld from the dividend payment, as described above under “— Danish Tax Considerations — Taxation of Shareholders Residing Outside Denmark,” in the gross amount of dividend paid even though the holder does not in fact receive it. The dividend is taxable to the holder when the depositary receives the dividend, actually or constructively. Because we are not a United States corporation and do not expect to meet the dividends-received deduction eligibility criteria for non-U.S. corporations, the dividend is not expected to be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other United States corporations. The amount of the dividend distribution includible in a U.S. Holder’s income will be the USD value of the Danish Krone payments made, determined at the spot Danish Krone/USD rate on the date the dividend distribution is includible in income, regardless of whether the payment is in fact converted into USD. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend payment is included in income to the date the payment is converted into USD will be treated as ordinary income or loss to the U.S. Holder and will not be eligible for the special tax rate applicable to qualified dividend income. The currency gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes.
To the extent a distribution with respect to ADSs exceeds our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, the distribution will be treated, first, as a tax-free return of the U.S. Holder’s capital invested in the Company, up to the holder’s adjusted tax basis in its ADSs, and, thereafter, as capital gain, which is subject to the tax treatment described below in “— Gain on Sale, Exchange or Other Taxable Disposition.”
Because we do not intend to determine our earnings and profits on the basis of United States federal income tax principles, all distributions paid will generally be treated as “dividends” for United States federal income tax purposes.
Dividends paid by the Company generally will be treated as income from foreign sources for United States foreign tax credit purposes and generally will constitute passive category income. A U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on the ADSs, including the Danish tax withheld in accordance with the Treaty and paid over to the Danish taxing authority, which may, subject to such limitations, be creditable against a U.S. Holder’s United States federal income tax liability. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld, may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. To the extent a refund of the tax withheld is available to a U.S. Holder under Danish law or under the Treaty, the amount of tax withheld that is refundable will not be eligible for credit against a U.S. Holder’s U.S. federal income tax liability. See “— Danish Taxation — Withholding Tax Refund for United States Treaty Beneficiaries” above for the procedures for obtaining a tax refund. Investors are urged to consult their own tax advisors about the availability of any foreign tax credits or deductions in respect to their specific tax situations.

Gain on Sale, Exchange or Other Taxable Disposition
Subject to the PFIC rules described below under “— Passive Foreign Investment Company Considerations”, a U.S. Holder that sells, exchanges or otherwise disposes of ADSs in a taxable disposition generally will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the United States dollar value of the amount realized and the holder’s adjusted tax basis, determined in United States dollars, in the ADSs. Gain or loss recognized on such a sale, exchange or other disposition of ADSs generally will be long-term capital gain if the U.S. Holder’s holding period in the ADSs exceeds one year. Long-term capital gains of non-corporate U.S. Holders are generally taxed at preferential rates. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. A U.S. Holder’s ability to deduct capital losses is subject to limitations.
Passive Foreign Investment Company Considerations
We have not made a determination as to whether the Company will or will not be treated as a PFIC in the current taxable year and subsequent taxable years. The determination of PFIC status is inherently factual, is subject to a number of uncertainties, and can be determined only annually after the close of the tax year in question. Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. There can be no assurance that the Company will or will not be determined to be a PFIC for the current tax year or any prior or future tax year, and no opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or will be requested. U.S. Holders should consult their own U.S. tax advisors regarding our PFIC status.
If we were classified as a “passive foreign investment company”, or a “PFIC”, for U.S. federal income tax purposes in any taxable year, a U.S. Holder would be subject to special rules with respect to distributions on and sales, exchanges and other dispositions of the ADSs. A non-U.S. corporation, such as the Company, will be classified as a PFIC for United States federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income (the “income test”) or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income (the “asset test”). For this purpose, cash and assets readily convertible into cash are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. However, certain rents and royalties received from unrelated parties in connection with the active conduct of a trade or business are not considered passive income for purposes of the PFIC test. For purposes of the PFIC test, we will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.
If we were a PFIC with respect to a U.S. Holder, then unless such U.S. Holder makes one of the elections described below, a special tax regime would apply to the U.S. Holder with respect to (i) any “excess distribution” (generally, aggregate distributions in any year that are greater than 125% of the average annual distribution received by the holder in the shorter of the three preceding years or the holder’s holding period for the ADSs) and (ii) any gain realized on the sale or other disposition of the ADSs. Under this regime, any excess distribution and realized gain will be treated as ordinary income and will be subject to tax as if (a) the excess distribution or gain had been realized ratably over the U.S. Holder’s holding period, (b) the amount deemed realized in each year had been subject to tax in each year of that holding period at the highest marginal rate for such year (other than income allocated to the current period or any taxable period before we became a PFIC, which would be subject to tax at the U.S. Holder’s regular ordinary income rate for the current year and would not be subject to the interest charge discussed below), and (c) the interest charge generally applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in those years. If we were determined to be a PFIC, this tax treatment for U.S. Holders would apply also to indirect distributions and gains deemed realized by U.S. Holders in respect of stock of any of our subsidiaries determined to be PFICs. In addition, dividend distributions would not qualify for the lower rates of taxation applicable to long-term capital gains discussed above under “— Taxation of Dividends.”

A U.S. Holder that holds the ADSs at any time during a taxable year in which we are classified as a PFIC generally will continue to treat such ADSs as ADSs in a PFIC, even if we no longer satisfy the PFIC income and asset tests described above, unless the U.S. Holder elects to recognize gain, which will be taxed under the excess distribution rules as if such ADSs had been sold on the last day of the last taxable year for which we were a PFIC.
Certain elections by a U.S. Holder would alleviate some of the adverse consequences of PFIC status and would result in an alternative treatment of the ADSs, as described below. These elections include a “qualified electing fund” or “QEF” election and a “mark-to-market” election, which is described in more detail below. We do not expect that a U.S. Holder would be able to make a QEF election with respect to the ADSs because we do not intend to provide to U.S. Holders the required information to make a valid QEF election.
In the event we are determined to be a PFIC, the rules applicable to PFICs described above would not apply to a U.S. Holder that makes a “mark-to-market” election with respect to the ADSs, but this election will be available with respect to the ADSs only if they meet certain minimum trading requirements to be considered “marketable stock” for purposes of the PFIC rules. Generally, shares of ADSs will be treated as marketable stock if they are “regularly traded” on a “qualified exchange” within the meaning of applicable Treasury Regulations. ADSs generally will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. The ADSs will be considered marketable stock as long as they remain listed on The Nasdaq Capital Market and are regularly traded. We anticipate that the ADSs should qualify as being regularly traded, but no assurances may be given in this regard.
A U.S. Holder that makes a valid mark-to-market election for the first tax year in which the holder holds (or is deemed to hold) ADSs and for which we are a PFIC will be required to include each year an amount equal to the excess, if any, of the fair market value of such ADSs the holder owns as of the close of the taxable year over the holder’s adjusted tax basis in such ADSs. The U.S. Holder will be entitled to a deduction for the excess, if any, of the holder’s adjusted tax basis in the ADSs over the fair market value of such ADSs as of the close of the taxable year, but only to the extent of any net mark-to-market gains with respect to such ADSs included by the U.S. Holder under the election for prior taxable years and may be subject to certain other limitations. The U.S. Holder’s adjusted tax basis in such ADSs will be adjusted to reflect the amounts included or deducted pursuant to the election. Amounts included in income pursuant to a mark-to-market election, as well as gain on the sale, exchange or other taxable disposition of such ADSs, will be treated as ordinary income. The deductible portion of any mark-to-market loss, as well as loss on a sale, exchange or other disposition of ADSs to the extent that the amount of such loss does not exceed net mark-to-market gains previously included in income, will be treated as ordinary loss.
Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.
The mark-to-market election applies to the taxable year for which the election is made and all subsequent taxable years, unless the shares cease to be treated as marketable stock for purposes of the PFIC rules or the IRS consents to its revocation. The excess distribution rules described above generally will not apply to a U.S. Holder for tax years for which a mark-to-market election is in effect. However, if we were a PFIC for any year in which the U.S. Holder owns the ADSs but before a mark-to-market election is made, the interest charge rules described above would apply to any mark-to-market gain recognized in the year the election is made.
A U.S. Holder of PFIC shares must generally file an annual information return on IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund).
The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

U.S. Holders are urged to consult their tax advisors as to our status as a PFIC, and the tax consequences to them if we were a PFIC, including the reporting requirements and the desirability of making, and the availability of, a mark-to-market election with respect to the ADSs.
Net Investment Income Tax
Non-corporate U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of ADSs. A U.S. person that is an individual, estate or trust is encouraged to consult its tax advisors regarding the applicability of this net investment income tax to its income and gains in respect of any investment in ADSs.
Information Reporting with Respect to Foreign Financial Assets
Individual U.S. Holders may be subject to certain reporting obligations on IRS Form 8938 (Statement of Specified Foreign Financial Assets) with respect to the ADSs for any taxable year during which the U.S. Holder’s aggregate value of these and certain other “specified foreign financial assets” exceed a threshold amount that varies with the filing status of the individual. This reporting obligation also applies to domestic entities formed or availed of to hold, directly or indirectly, specified foreign financial assets, including the ADSs. Significant penalties can apply if U.S. Holders are required to make this disclosure and fail to do so.
U.S. Holders who acquire ADSs for cash may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) with the IRS and to supply certain additional information to the IRS if (i) immediately after the transfer, the U.S. Holder owns directly or indirectly (or by attribution) at least 10% of our total voting power or value or (ii) the amount of cash transferred to us in exchange for ADSs, when aggregated with all related transfers under applicable regulations, exceeds $100,000. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement.
Information Reporting and Backup Withholding
Dividend payments with respect to the ADSs and proceeds from the sale, exchange or redemption of the ADSs may be subject to information reporting to the IRS and possible United States backup withholding tax. In general, information reporting, including IRS Form 1099 reporting, will apply to dividends in respect of ADSs and the proceeds from the sale, exchange or redemption of ADSs that are paid to a holder of ADSs within the United States (and in certain cases, outside the United States), unless such holder is an exempt recipient such as a corporation. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding. U.S. Holders that are required to establish their exempt status generally must provide such certification on IRS Form W-9. Backup withholding is not an additional tax. A U.S. Holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed the U.S. Holder’s income tax liability by filing a refund claim with the IRS. U.S. Holders are urged to consult their tax advisors regarding the application of the United States information reporting and backup withholding rules.

PLAN OF DISTRIBUTION
The ADSs being offered by this prospectus are being offered by the selling shareholder, Lincoln Park. The ADSs may be sold or distributed from time to time by Lincoln Park directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of ADSs offered by this prospectus could be effected in one or more of the following methods:
•
ordinary brokers’ transactions;

•
transactions involving cross or block trades;

•
through brokers, dealers, or underwriters who may act solely as agents;

•
“at the market” into an existing market for the shares of our common stock;

•
in privately negotiated transactions; or

•
any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the ADSs may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the ADSs offered by this prospectus may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.
Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.
Lincoln Park has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of ADSs that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that each such broker-dealer will receive commissions from Lincoln Park that will not exceed customary brokerage commissions.
Brokers, dealers, underwriters or agents participating in the distribution of the ADSs offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder and/or the purchasers, for whom the broker-dealers may act as agent. The compensation paid to any such particular broker-dealer may be less than or in excess of customary commissions. Neither we nor Lincoln Park can presently estimate the amount of compensation that any agent will receive from Lincoln Park from any purchasers of the ADSs sold by Lincoln Park.
We do not know of any existing arrangements between Lincoln Park or any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the ADSs offered by this prospectus.
We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement that includes this prospectus to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of the ADSs offered by this prospectus by Lincoln Park, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares of the ADSs by Lincoln Park, any compensation paid by Lincoln Park to any such brokers, dealers, underwriters or agents, and any other required information.
We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the ADSs included in this prospectus by Lincoln Park. We have agreed to indemnify Lincoln Park and certain other persons against certain liabilities in connection with the offering of the ADSs offered by this prospectus, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Lincoln Park has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Lincoln Park specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Lincoln Park has represented to us that at no time prior to the Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the ADSs or any hedging transaction, which establishes a net short position with respect to the ADSs. Lincoln Park agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.
We have advised Lincoln Park that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the ADSs offered by this prospectus.
This offering will terminate on the earlier of (i) termination of the Purchase Agreement or (ii) the date that all shares of the ADSs offered by this prospectus have been sold by Lincoln Park.
The ADSs are currently listed on The Nasdaq Capital Market under the symbol “EVAX”.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES
We are organized under the laws of Denmark, with a domicile in the municipality of Hørsholm, Denmark.
Some of the members of our board of directors and executive management are residents of Denmark or other jurisdictions outside the United States. A substantial portion of ours and such persons’ assets are located in Denmark or other jurisdictions outside the United States. As a result, it may not be possible for investors to effect service of process upon such persons or us with respect to litigation that may arise under U.S. law or to enforce against them or our company judgments obtained in U.S. courts, whether or not such judgments were made pursuant to civil liability provisions of the federal or state securities laws of the United States or any other laws of the United States.
There is not currently a treaty between the United States and Denmark providing for reciprocal recognition and enforceability of judgments rendered in connection with civil and commercial disputes and, accordingly, that a final judgment (other than arbitration awards) rendered by a U.S. court based on civil liability would not be enforceable in Denmark. It is uncertain whether Danish courts would allow actions to be predicated on the securities laws of the United States or other jurisdictions outside Denmark. Danish courts are likely to deny claims for punitive damages and may grant a reduced amount of damages compared to U.S. courts.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered and certain legal matters with respect to Danish law will be passed upon by Mazanti-Andersen Advokatpartnerselskab Copenhagen, Denmark. Certain matters in respect of U.S. securities laws may be opined upon by Duane Morris LLP, New York, New York.
EXPERTS
The consolidated financial statements of Evaxion Biotech A/S appearing in Evaxion Biotech A/S’s Annual Report (Form 20-F) for the year ended December 31, 2022 have been audited by EY Godkendt Revisionspartnerselskab, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements) included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form F-1 we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement, which may be obtained from the SEC or us, as provided below. Statements in this prospectus or any prospectus supplement are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.
You should rely only on the information contained in this prospectus or any applicable prospectus supplement or incorporated by reference herein or therein. We have not authorized anyone else to provide you with different information. The securities covered by this prospectus are not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.
We are subject to the periodic reporting and other informational requirements of the Exchange Act. Under the Exchange Act, we file annual reports and other information with the SEC. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.
The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The address of the SEC website is www.sec.gov.
We also maintain a website at www.evaxion-biotech.com through which you can access our SEC filings. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained in, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase ordinary shares, including ordinary shares in the form of ADSs. We have included our website address as an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus. Any statement contained in any document incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We incorporate by reference the documents listed below:
•
our Annual Report on Form 20-F for the year ended December 31, 2022 filed with the SEC on April 28, 2023;

•
our reports on Form 6-K furnished to the SEC on September 21, 2022, September 23, 2022, October 4, 2022, November 10, 2022, November 14, 2022, December 5, 2022, December 27, 2022, December 29, 2022, January 19, 2023, February 2, 2023, February 6, 2023 February 24, 2023, March 22, 2023, March 23, 2023, March 28, 2023, April 18, 2023, April 18, 2023, April 27, 2023, May 4, 2023, May 25, 2023, May 25, 2023, May 31, 2023, June 5, 2023, June 5, 2023, July 11, 2023. July 31, 2023; July 31, 2023; August 1, 2023, August 4, 2023, August 11, 2023 and August 17, 2023 ; and our reports on Form 6-K/A furnished to the SEC on December 27, 2022, December 27, 2022, December 27, 2022, and January 20, 2023.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, of the shares covered by this prospectus (other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Evaxion Biotech A/S
Dr. Neergaards Vej 5F
2970 Hørsholm
Denmark
Tel:+ 45 53 53 18 50
Attention: Investor Relations
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been informed that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

4,649,250 Ordinary Shares
Represented by American Depositary Shares
Evaxion Biotech A/S

PROSPECTUS

           , 2023

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.   Indemnification of Directors and Officers.
The general meeting is allowed to discharge our board members and members of our executive management from liability for any particular financial year based on a resolution relating to the financial statements. This discharge means that the general meeting will discharge such board members and members of our executive management from liability to our company. However, the general meeting cannot discharge any claims by individual shareholders or other third parties. In addition, the discharge can be set aside in case the general meeting prior to its decision to discharge was not presented with all reasonable information necessary for the general meeting to assess the matter at hand.
Additionally, we have agreed to indemnify our board members and members of our executive management and employees, in relation to certain claims. We will not, however, indemnify our board members, executive management and employees, in respect of: (i) claims against a person pursuant to Danish law raised before the Danish Courts, except claims arising from the offer, sale and listing of the our securities in the United States and/or its subsequent status as a listed company in the United States, including in respect of our reports filed with or furnished to the U.S. Securities and Exchange Commission; (ii) claims against a person for damages and legal costs related to criminal and/or grossly negligent or willful acts or omissions committed by the indemnified person; (iii) claims against an indemnified person, which is attributable to the gaining or purported gaining of any profit or advantage to which the indemnified person or any related natural or legal person was not legally entitled; (iv) claims covered by insurance; (v) claims brought against the indemnified person by us or any subsidiary of ours; and (vi) any sum payable to a regulatory authority by way of a penalty in respect of the indemnified person’s personal non-compliance with any requirement of a regulatory nature howsoever arising. The indemnification is limited to a maximum amount of DKK 534.5 million per claim per person. The indemnification shall remain in force for a period of five years after the resignation of the indemnified person from us or our subsidiaries, if the claims made within such period are related to such person’s services to us.
There is a risk that such indemnification will be deemed void under Danish law, either because the indemnification is deemed contrary to the rules on discharge of liability in the Danish Company Act, as set forth above, because the indemnification is deemed contrary to sections 19 and 23 of the Danish Liability and Compensation Act, which contain mandatory provisions on recourse claims between an employee (including members of our executive management) and the company, or because the indemnification is deemed contrary to the general provisions of the Danish Contracts Act.
The Purchase Agreement filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our directors and officers upon the terms and subject to the conditions specified therein. In addition, we provide our board members and executive management with directors’ and officers’ liability insurance.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 15.   Recent Sales of Unregistered Securities.
2022 Sales of Unregistered Securities
Lincoln Park Purchase Agreement
On June 7, 2022, we completed a private placement to Lincoln Park Capital Fund, LLC pursuant to which we have the right to sell to Lincoln Park up to $40,000,000 of our ordinary shares represented by American Depositary Shares (the “ADSs”), subject to certain limitations, from time to time over the 36-month period commencing on the date that a registration statement covering the resale of the ADSs is declared effective by the SEC. We issued 428,572 ordinary shares to Lincoln Park as consideration for its commitment to purchase our shares under the Purchase Agreement. In the Purchase Agreement, Lincoln Park represented to the Company, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, or the Securities Act). The securities were sold by the Company under the Purchase Agreement in reliance upon an exemption from the registration requirements under the Securities Act afforded by Section 4(a)(2) of the Securities Act.
Item 16.   Exhibits and Financial Statement Schedules.
(a)
Exhibits

The exhibits to the registration statement are listed in the Exhibit Index to this registration statement and are incorporated herein by reference.
(b)
Financial statement schedules

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.
Item 17.   Undertakings.
The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
EVAXION BIOTECH A/S
INDEX TO EXHIBITS
Exhibits Number	Description
1.1	Purchase Agreement dated June 7, 2022, by and between the Registrant and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.1 to the Form 6-K (File No. 001-39950) filed with the Commission on June 7, 2022).
4.1	Articles of Association of Evaxion Biotech A/S, as amended (incorporated by reference to Exhibit 1.1 to the Form 6-K (File No. 001-39950) filed with the Commission on August 11, 2023).
4.2	Form of American Depositary Receipt evidencing American Depositary Shares (included in Exhibit 4.3).
4.3	Form of Deposit Agreement among Evaxion Biotech A/S, The Bank of New York Mellon, as depositary, and all owners and holders of American Depositary Shares issued thereunder (incorporated by reference to Exhibit 1 to the Form F-6 (File No. 333-252038) filed with the Commission on January 12, 2021).
5.1*	Form of Opinion of Mazanti-Andersen regarding the validity of the Ordinary Shares being registered.
8.1*	Form of Tax Opinion of Mazanti-Andersen.
10.1	Registration Rights Agreement dated June 7, 2022, by and between the Registrant and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.2 to the Form 6-K (File No. 001-39950) filed with the Commission on June 7, 2022).
10.2	Agreement for the Issuance and Subscription of Notes by and between the Registrant and Global Growth Holding Limited (incorporated by reference to Exhibit 10.1 to the Form 6-K (File No. 001-39950) filed with the Commission on August 4, 2023).
23.1**	Consent of, independent registered public accounting firm
23.2*	Consent of Mazanti-Andersen (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page to this registration statement).
107*	Filing Fee Table.

*
Previously Filed

**
Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Copenhagen, Denmark, on this 25 day of August, 2023.
EVAXION BIOTECH A/S
By:
/s/ Per Norlén

Per Norlén, M.D., Ph.D
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.:
Signature	Title	Date
/s/ Per Norlén Per Norlén, M.D., Ph.D r	Chief Executive Officer (Principal Executive Officer)	August 25, 2023
/s/ Jesper Nyegaard Nissen Jespere Nyegaard Nissen	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 25, 2023
/s/ * Marianne Søgaard	Chairwoman of the Board of Directors	August 25, 2023
/s/ * Roberto Prego	Director	August 25, 2023
/s/ * Lars Holtug	Director	August 25, 2023
/s/ * Niels Iverson Møller	Director	August 25, 2023
*By: /s/ Jesper Nyegaard Nissen Jesper Nyegaard Nissen - Attorney-in-Fact		August 25, 2023

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Evaxion Biotech A/S, has signed this Form F-1 Registration Statement in New York, New York on August 25, 2023.
EVAXION BIOTECH, INC.
By:
/s/ Roberto Prego

Roberto Prego
Director